UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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April 21, 2010

Dear Stockholder:

You are cordially invited to attend our Annual Meeting of Stockholders on Wednesday, May 26, 2010, at 9:30 a.m. local time, at our offices located at 2401 4th Avenue, Suite 1050, Seattle, Washington 98121. The meeting will be held on the first floor.

The notice of meeting and proxy statement that follow describe the business we will consider at the meeting. Your vote is very important. I urge you to vote by mail, by telephone or via the Internet in order to be certain your shares are represented at the meeting, even if you plan to attend.

I look forward to seeing you at the meeting.

Steven Gillis, Ph.D.
Executive Chairman and Acting President

TRUBION PHARMACEUTICALS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 26, 2010

April 21, 2010

We cordially invite you to attend Trubion Pharmaceuticals, Inc.’s 2010 Annual Meeting of Stockholders, or the Annual Meeting, to be held on Wednesday, May 26, 2010, at 9:30 a.m. local time on the first floor of Trubion’s offices located at 2401 4th Avenue, Suite 1050, Seattle, Washington 98121 for the following purposes:

•	to elect two (2) Class I directors to the board of directors, each to serve a term of three (3) years;

•	to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2010; and

•	to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Stockholders of record at the close of business on March 31, 2010 will be entitled to vote at the Annual Meeting and at any adjournment or postponement of the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, you may vote by mailing the proxy card in the enclosed postage-prepaid envelope, by telephone or via the Internet in accordance with the instructions on your proxy card. Any stockholder attending the Annual Meeting may vote in person, even though such stockholder has already returned a proxy card or voted by telephone or via the Internet. Your vote is very important. We look forward to seeing you at the Annual Meeting.

The combined proxy statement and Annual Report and proxy are being mailed to stockholders of record on or about April 21, 2010.

By order of the board of directors,

Kathleen M. Deeley
Secretary

Seattle, Washington

YOUR VOTE IS IMPORTANT!

Whether You Own One Share or Many, Your Prompt Cooperation in Voting Your
Proxy is Greatly Appreciated.

TRUBION PHARMACEUTICALS, INC.
2401 4th Avenue, Suite 1050
Seattle, Washington 98121

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS

General Information

All references in this proxy statement to “we,” “us,” “our” or “Trubion” shall mean Trubion Pharmaceuticals, Inc. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

A proxy card, the Notice of Annual Meeting of Stockholders and a copy of the 2009 Annual Report to Stockholders, or the Annual Report, are enclosed. The Annual Report, proxy statement and form of proxy can also be accessed free of charge electronically at http://bnymellon.mobular.net/bnymellon/trbn or by writing to us at Trubion Pharmaceuticals, Inc., 2401 4th Avenue, Suite 1050, Seattle, WA 98121, Attention: Investor Relations.

This proxy statement and the enclosed Notice of Annual Meeting of Stockholders, Annual Report and proxy card are being mailed to stockholders on or about April 21, 2010.

Why did I receive this proxy statement?

The board of directors of Trubion, or the Board, is soliciting proxies to be voted at the Annual Meeting to be held on Wednesday, May 26, 2010 at 9:30 a.m. local time and at any adjournment or postponement of the Annual Meeting. When we ask for your proxy we must provide you with a proxy statement that contains certain information specified by law.

What will the stockholders vote on at the Annual Meeting?

Trubion’s stockholders will vote on the following two matters at the Annual Meeting:

•	election of two (2) Class I directors; and

•	ratification of the appointment of our independent registered public accounting firm for 2010.

Will there be any other items of business on the agenda?

We do not expect any other items of business because the deadline for stockholder proposals and nominations has already passed. Nonetheless, in case there is an unforeseen need, the accompanying proxy gives discretionary authority to the persons named on the proxy with respect to any other matters that might be brought before the Annual Meeting. Those persons intend to vote the proxy in accordance with their best judgment.

Who is entitled to vote?

Stockholders as of the close of business on March 31, 2010, the Record Date, may vote at the Annual Meeting. You have one vote for each share of common stock you held on the Record Date, including shares:

•	held directly in your name as the stockholder of record; and/or

•	held for you in an account with a broker, bank or other holder of record.

What constitutes a quorum?

A majority of the outstanding shares entitled to vote present or represented by proxy constitutes a quorum for the Annual Meeting. As of the Record Date, 20,401,800 shares of our common stock were issued and outstanding.

Your shares will be counted as present at the Annual Meeting if you (i) are present and vote in person at the Annual Meeting or (ii) have properly submitted a proxy. Abstentions, broker non-votes and votes withheld from director nominees will be considered as shares present at the Annual Meeting for the purpose of determining a quorum. A broker non-vote occurs when a broker or other holder of record who holds shares for the owner of the shares does not vote on a particular proposal because the holder of record does not have discretionary voting authority for that proposal and has not received voting instructions from the owner of the shares.

How many votes are required for the approval of each item?

There are differing vote requirements for the two proposals.

•	The two (2) Class I directors who receive the greatest number of affirmative votes cast at the Annual Meeting, in person or by proxy, will be elected to the Board.

•	The affirmative vote of the holders of shares representing a majority of the votes cast at the Annual Meeting, in person or by proxy, is required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

How are votes counted?

For Proposal I you may vote “FOR” all of the nominees or you may elect to have your vote “WITHHELD” with respect to one or both of the nominees. Votes that are withheld will be excluded entirely and will have no effect in the election of directors. Similarly, if you hold your shares in a brokerage account in your broker’s name, or street name, and you do not vote or instruct your broker how to vote your shares, your shares will have no effect in the election of directors.

For Proposal II you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you abstain from voting on Proposal II, your abstention will have the same effect as a vote against the proposal. If you hold your shares in a brokerage account in your broker’s name, or street name, and you do not vote or instruct your broker how to vote your shares, or your broker does not have discretionary authority to vote on the ratification of the appointment of Ernst & Young LLP, your shares will not be counted in the tally of the number of shares cast on Proposal II and therefore may have the effect of reducing the number of shares needed to approve the proposal.

Finally, if you sign and return your proxy card with no further instructions, your shares will be counted as a vote “FOR” each director nominee and “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

How do I vote by proxy?

•	You may vote by mail. To vote by mail, please sign your proxy card and return it in the enclosed postage-prepaid and addressed envelope.

•	You may vote by telephone or electronically via the Internet. To vote your proxy by telephone or via the Internet, follow the instructions on the proxy card. If you vote by telephone or via the Internet, you do not need to complete, sign and mail your proxy card.

•	You may vote in person at the Annual Meeting. We will pass out written ballots to anyone who wants to vote at the Annual Meeting. If you hold your shares in street name, you must request a legal proxy from your broker, bank or other holder of record in order to vote at the Annual Meeting. Holding shares in “street name” means your shares of stock are held in an account by your broker, bank or other holder or record, and the stock certificates and record ownership are not in your name. If your shares are held in street name and you wish to vote your shares at the Annual Meeting, you must notify your broker, bank or other holder of record and obtain the proper documentation.

Can I change my vote?

You can revoke your proxy before the time of voting at the Annual Meeting in several ways:

•	by mailing a revised proxy card dated later than the prior proxy card;

•	by submitting a new vote by telephone;

•	by submitting a new vote via the Internet;

•	by voting in person at the Annual Meeting; or

•	by notifying our corporate secretary in writing that you are revoking your proxy. Your revocation must be received before the Annual Meeting to be counted.

Any stockholder owning Trubion’s common stock in street name may change or revoke such stockholder’s voting instructions by contacting the bank, brokerage firm or other holder of record holding the shares or by obtaining a proxy from such institution and voting in person at the Annual Meeting.

How do I vote shares that are held by my broker?

If you own shares held by a broker or other holder of record, you may instruct your broker or other nominee to vote your shares by following instructions that the broker or other holder of record provides to you. Most brokers offer voting by mail, by telephone and via the Internet.

How do I vote in person?

If you are a stockholder of record as of the Record Date you may vote your shares in person at the Annual Meeting. We encourage you, however, to vote by mail, by telephone or via the Internet even if you plan to attend the Annual Meeting.

Who is soliciting my vote and who pays for the solicitation of proxies?

This proxy statement is furnished in connection with the solicitation of your vote by the Board. We pay the costs of soliciting proxies from our stockholders. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding the voting materials to the beneficial owners. Directors, officers and regular employees may solicit proxies on our behalf personally, by telephone or by facsimile without additional compensation.

How does the Board recommend voting on the proposals?

The Board recommends that you vote your shares “FOR” the election of each of the Class I nominees to the Board and “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

How do I submit a stockholder proposal for the 2011 annual meeting?

We anticipate holding our 2011 annual meeting of stockholders on or about May 25, 2011. In order to be included in the proxy materials for our 2011 annual meeting of stockholders, stockholders’ proposed resolutions must be received at our principal executive offices by the close of business not less than 120 calendar days before the one-year anniversary of the date on which we first mailed our proxy statement to stockholders in connection with the 2010 Annual Meeting. This means the proposed resolutions must be received at our principal executive offices no later than December 22, 2010 in order to be included in the proxy materials for our 2011 annual meeting of stockholders.

Stockholder proposals for our 2011 annual meeting of stockholders that are intended to be presented directly at such meeting shall be delivered to our corporate secretary no later than 120 calendar days before the one-year anniversary of the previous year’s annual meeting of stockholders. This means the proposed resolutions must be received at our principal executive offices no later than January 26, 2011 in order to be presented at our 2011 annual meeting of stockholders.

In addition, notice of any stockholder proposals must be given in accordance with our bylaws and all other applicable requirements, including the rules and regulations of the United States Securities and Exchange Commission, or the SEC. All proposals must comply with the requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. If a stockholder fails to give notice of a stockholder proposal as required by our bylaws or other applicable requirements, then the proposal will not be included in the proxy statement for the 2011 annual meeting of stockholders, and the stockholder will not be permitted to present the proposal to our stockholders for a vote at our 2011 annual meeting of stockholders.

What does it mean if I receive more than one proxy card?

It means that you hold shares in more than one account. To ensure that all your shares are voted, please complete, sign and return each card, or vote each card by telephone or via the Internet in accordance with the instructions on each proxy card.

Who tabulates the votes?

The votes will be tabulated by an independent inspector of election, who will be a representative of our transfer agent, BNY Mellon Shareowner Services.

How do I contact the Board?

You can send written communications to one or more members of the Board, addressed to:

Corporate Secretary
Trubion Pharmaceuticals, Inc.
2401 4th Avenue, Suite 1050
Seattle, WA 98121

All such communications will be forwarded to the relevant director(s), except for solicitations or other matters unrelated to Trubion.

What is “householding”?

We have adopted “householding,” a procedure under which stockholders of record who have the same address and last name and do not receive proxy materials electronically will receive only one copy of our Annual Report and proxy statement, unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure saves printing and postage costs by reducing duplicative mailings.

Stockholders who participate in householding will continue to receive separate proxy cards.

Stockholders with shares held in street name can request information about householding from their banks, brokers or other holders of record. Other stockholders who have the same address and last name and are not participating in householding but who would like to may contact us at Trubion Pharmaceuticals, Inc., 2401 4th Avenue, Suite 1050, Seattle, WA 98121, Attention: Investor Relations.

What if I want to receive a separate copy of the Annual Report and proxy statement?

If you participate in householding and wish to receive a separate copy of the Annual Report and 2010 proxy statement, or if you wish to receive separate copies of future annual reports and proxy statements, please contact us at Trubion Pharmaceuticals, Inc., 2401 4th Avenue, Suite 1050, Seattle, WA 98121, Attention: Investor Relations, or by telephone at (206) 838-0500. We will deliver the requested documents to you promptly upon your request.

Where are Trubion’s principal executive offices?

Our principal executive offices are located at 2401 4th Avenue, Suite 1050, Seattle, WA 98121. Our telephone number is (206) 838-0500.

Board of Directors

Director Biographies

Class I Directors

The following two directors’ terms will expire at the Annual Meeting. Each of these directors has been nominated and is standing for election to serve another term that will expire at the annual meeting of stockholders in 2013. See page 37 of this proxy statement for more information.

Name of Nominee	Age	Position/Principal Occupation During Past Five Years

Steven Gillis, Ph.D.(1)	56	Steven Gillis, Ph.D., has served as a member of the Board since January 2006 and served as lead director from February 2, 2009 until November 16, 2009. Effective November 16, 2009, Dr. Gillis was appointed as the executive chairman and acting president of Trubion and chairman of the Board.

		Since 2005, Dr. Gillis has been a managing director with ARCH Venture Partners, a venture capital firm. From 1994 to 2005, Dr. Gillis served as chief executive officer and chairman of the board of directors of Corixa Corporation, a biotechnology company, which he co-founded in 1994. Prior to 1994, Dr. Gillis served as executive vice president of research and development, and then as chief executive officer and chairman of the board of directors, of Immunex Corporation, a biopharmaceutical company which he co-founded. Dr. Gillis serves on the board of directors of several privately held companies. Dr. Gillis received a Ph.D. from Dartmouth College and a B.A. from Williams College.

		We believe Dr. Gillis’ qualifications to sit on our Board include his more than 30 years of experience in the life science industry, his founding of multiple successful biotechnology companies, and his experience serving in the chairman or executive chairman role.

Patrick J. Heron(2)	39	Patrick J. Heron has served as a member of the Board since November 2002.

		Mr. Heron is a general partner with Frazier Healthcare Ventures, a venture capital firm, which he joined in 1999. Mr. Heron received an M.B.A. from Harvard Business School and a B.A. from the University of North Carolina at Chapel Hill.

		We believe Mr. Heron’s qualifications to sit on our Board include his experience forming and serving as a board member in both public and private life science companies, his involvement in Trubion since its founding and his knowledge of corporate partnering.

(1)	Dr. Gillis served as member of the compensation committee and the nominating and corporate governance committee until November 16, 2009.

(2)	Mr. Heron served as a member of the compensation committee throughout 2009 and continues to serve as a member of the compensation committee. Since November 16, 2009, he has also served as a member of the nominating and corporate governance committee.

Class II Directors

The following three directors will continue in office until the annual meeting of stockholders in 2011:

Name	Age	Position/Principal Occupation During Past Five Years

David A. Mann(3)	51	David A. Mann has served as a member of the Board since April 2006.

		From 1999 to 2002, Mr. Mann served as the chief financial officer of Immunex Corporation, a biopharmaceutical company. Since his retirement from Immunex in 2002, Mr. Mann has served on the board of trustees for the Western Washington University Foundation. Mr. Mann received an M.B.A. from the University of Washington and a B.A. from Western Washington University.

		We believe Mr. Mann’s qualifications to sit on our Board include his formal training and expertise in finance and business and his tenure as a chief financial officer of a large publicly traded biotechnology company.

Samuel R. Saks, M.D.(4)	55	Samuel R. Saks, M.D., has served as a member of the Board since September 2005.

		From 2003 to April 2009, Dr. Saks was the chief executive officer of Jazz Pharmaceuticals, Inc., a public pharmaceutical company that he founded in 2003. From 2001 to 2003, he served as the company group chairman of ALZA Corporation, which was a pharmaceutical and medical systems company and is currently a member of the Johnson & Johnson family of companies, and as a member of the Johnson & Johnson Pharmaceutical Operating Committee. Dr. Saks serves on the board of directors of several privately held companies and was a director of Jazz Pharmaceuticals, Inc. from 2003 to 2009, Cougar Biotechnology, Inc. from 2007 to 2009, and Corixa Corporation from 2001 to 2005. Dr. Saks received an M.D. from the University of Illinois Medical Center and a B.S. from the University of Illinois at Champaign.

		We believe Dr. Saks’ qualifications to sit on our Board include his depth and breadth of scientific and medical expertise and experience in formulating partnering and business development strategies, including those involving larger pharmaceutical companies.

(3)	Mr. Mann served as a member of the audit committee throughout 2009 and continues to serve as a member of the audit committee.

(4)	Dr. Saks served as a member of the audit committee and the nominating and corporate governance committee throughout 2009 and continues to serve as a member of both committees.

Name	Age	Position/Principal Occupation During Past Five Years

David Schnell, M.D.(5)	49	David Schnell, M.D., has served as a member of the Board since July 2004.

		Dr. Schnell is a managing director with Prospect Venture Partners, a venture capital fund, which he co-founded in 1997. Dr. Schnell serves on the board of directors of a number of privately held companies, and served on the board of Senomyx, Inc. from 1999 to 2006. Dr. Schnell received an M.D. from Harvard Medical School, an M.A. from Stanford University School of Medicine and a B.S. from Stanford University.

		We believe Dr. Schnell’s qualifications to sit on our Board include his involvement in founding and growing numerous successful biomedical companies and his senior executive-level experience in pharmaceutical marketing, strategic operations and business development both inside and outside of the United States.

Class III Directors

The following two directors will continue in office until the annual meeting of stockholders in 2012. Dr. Thompson served as a Class III director until November 15, 2009, when he resigned from the Board. As of the date of this proxy statement, the Board seat vacated on Dr. Thompson’s resignation remained vacant.

Name	Age	Position/Principal Occupation During Past Five Years

Lee R. Brettman, M.D., FACP(6)	63	Lee R. Brettman, M.D., FACP, has served as a member of the Board since November 2002.

		Dr. Brettman served as the president, chief executive officer and a director of Dynogen Pharmaceuticals, Inc., a private life science company that he founded, from 2002 to February 2009. Dynogen Pharmaceuticals filed for bankruptcy protection under Chapter 7 in February 2009. From 2001 to 2003, Dr. Brettman was an entrepreneur in residence at Oxford Bioscience Partners, a venture capital firm. From 1995 to 1999, he was chief medical officer and senior vice president of medical and regulatory affairs at Leukosite, Inc. and then held the same positions from 1999 to 2001 at Millennium Pharmaceuticals, Inc., both biopharmaceutical companies. Dr. Brettman received an M.D. from the Baylor College of Medicine and two Bachelor’s degrees from the Massachusetts Institute of Technology.

		We believe Dr. Brettman’s qualifications to sit on our Board include his greater than 30 years of experience in the medical field, his tenure as the chief executive officer of a life science company and his broad knowledge of clinical development.

(5)	Dr. Schnell served as a member of the compensation committee and the nominating and corporate governance committee throughout 2009 and continues to serve as a member of both committees.

(6)	Dr. Brettman served as a member of the audit committee throughout 2009 and continues to serve as a member of the audit committee. Since November 16, 2009, he has also served as a member of the compensation committee.

Name	Age	Position/Principal Occupation During Past Five Years

Anders D. Hove, M.D.	44	Anders D. Hove, M.D., has served as a member of the Board since July 2004.

		Dr. Hove is a partner of Venrock, a venture capital firm, which he joined in January 2004. From 1996 to 2004, Dr. Hove was a fund manager at BB Biotech Fund, an investment firm, and from 2002 to 2003, he served as chief executive officer of Bellevue Asset Management, an investment company. Dr. Hove is a member of the board of directors of World Heart Corporation. Dr. Hove also serves on the boards of directors of a number of privately held companies. He received an M.D. from the University of Copenhagen, an M.Sc. from the Technical University of Denmark and an M.B.A. from INSEAD.

		We believe Dr. Hove’s qualifications to sit on our Board include his executive-level experience with medical, clinical and business operations in global pharmaceutical companies, his international background and his extensive experience related to biotechnology company financing.

Summary of Trubion’s Corporate Governance Policies

The following is a summary of the policies that the Board follows in matters of corporate governance.

Role of the Board

The directors are elected by the stockholders to oversee the actions and results of Trubion’s management. Their responsibilities include, among other things:

•	providing general oversight of our business;

•	approving corporate strategy;

•	approving major management initiatives;

•	providing oversight of legal and ethical conduct;

•	overseeing our management of significant business risks;

•	selecting, compensating and evaluating directors;

•	evaluating Board processes and performance; and

•	selecting, compensating, evaluating and, when necessary, replacing the chief executive officer, and compensating other executive officers.

Composition of the Board of Directors

Mix of Independent Directors and Officer-Directors

We believe that a majority of the Board should be composed of independent directors, and that the chief executive officer should also serve as a Board member. Other officers may, from time to time, be elected to serve as Board members, but no officer other than the chief executive officer should be elected to the Board by virtue of his or her office.

Selection of Director Candidates

The Board is responsible for selecting candidates for Board membership and for establishing the criteria to be used in identifying potential candidates. The Board delegates the screening process to the nominating and corporate governance committee. For more information on the director nomination process, including the current selection criteria, see “Nominating and Corporate Governance Committee Matters” on page 11.

Board Leadership Structure

At Trubion’s current stage in development, and with the recent resignation of its former chief executive officer, the Board has chosen to combine the roles of principal executive officer and Board chairman. This combined role allows for clarity in our leadership structure and supports the efficiency of our operations. We believe that safeguards we employ in setting the compensation of our principal executive officer, as discussed in “Compensation Committee Matters” on page 14, ensure that our current Board leadership structure does not allow our principal executive officer to influence decisions regarding his compensation. In addition, in February 2009, the Board established the position of lead director, which is currently not occupied. The lead director is an independent director who may perform the following duties:

•	coordinating the activities of the independent directors;

•	coordinating, developing the agenda for and moderating executive sessions of the Board;

•	coordinating and facilitating communication between the Board and Trubion’s management; and

•	performing such other duties as may be assigned to the lead director by the Board from time to time.

In February 2009, the Board appointed Steven Gillis, Ph.D. as lead director. Dr. Gillis served as lead director until November 16, 2009, when, due to the resignation of Dr. Thompson from the Board and as chief executive officer, the Board appointed Dr. Gillis as executive chairman and acting president of Trubion and chairman of the Board. Dr. Gillis contemporaneously resigned his position as lead director. Trubion is currently conducting a search for a new chief executive officer. When a new chief executive officer is hired, the Board will review the Board leadership structure and determine whether any adjustments are necessary, including whether a new lead director should be appointed.

Risk Oversight

The Board’s role in Trubion’s risk oversight process includes receiving regular reports from members of senior management on areas of material risk to Trubion, including operational, financial, legal and strategic risks. The full Board (or the appropriate committee in the case of risks that are under the purview of a particular committee) receives these reports from the appropriate officer to enable it to understand our risk identification, risk management and risk mitigation strategies. When a committee receives a report, the chairman of the relevant committee reports on the discussion to the full Board during the committee reports portion of the next Board meeting. As part of its charter, the audit committee discusses our policies with respect to risk management.

Independence Determinations

The Board annually determines the independence of directors based on a review by the directors and the nominating and corporate governance committee. No director is considered independent unless the Board has determined that he or she has no material relationship with Trubion, either directly or as a partner, stockholder, or officer of an organization that has a material relationship with Trubion.

We have adopted the following standards for director independence in compliance with The NASDAQ Stock Market corporate governance listing standards:

•	No director qualifies as “independent” if such person has a relationship that, in the opinion of the Board, would interfere with exercise of independent judgment in carrying out the responsibilities of a director;

•	A director who is an officer or employee of us or our subsidiaries, or whose immediate family member is an executive officer of us or our subsidiaries, is not “independent” until three years after the end of such employment relationship;

•	A director is not “independent” if the director accepts, or his or her immediate family member accepts, more than $100,000 in compensation from us or any of our subsidiaries during any period of 12 consecutive months within the three years preceding the determination of independence, other than certain permitted payments such as compensation for Board or Board committee service, payments arising solely from investments in our securities, compensation paid to a family member who is a non-executive employee of us or a subsidiary of ours, or benefits under a tax-qualified retirement plan;

•	A director who is, or who has a family member who is, a partner in, or a controlling stockholder or an executive officer of, any organization to which we made, or from which we received, payments for property or services that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, is not “independent” until three years after falling below such threshold;

•	A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of our or any of our subsidiaries’ present executive officers serve on that company’s compensation committee is not “independent” until three years after the end of such service or employment relationship; and

•	A director who is, or who has a family member who is, a current partner of our independent registered public accounting firm, Ernst & Young LLP, or was a partner or employee of Ernst & Young LLP who worked on our audit is not “independent” until three years after the end of such affiliation or employment relationship.

The Board has determined that Lee R. Brettman, M.D., FACP, Patrick J. Heron, Anders D. Hove, M.D., David A. Mann, Samuel R. Saks, M.D. and David Schnell, M.D. meet the aforementioned independence standards. There are no family relationships among any of our directors or executive officers.

Director Compensation and Equity Ownership

The compensation committee annually reviews director compensation. Any recommendations for changes are made to the full Board by the compensation committee.

In order to align directors’ incentives with stockholder value creation, we believe that directors should hold meaningful equity ownership positions in Trubion; accordingly, a significant portion of overall director compensation is in the form of our equity.

Board and Committee Meeting and Annual Meeting Attendance

The Board held a total of eleven meetings and acted by unanimous written consent twice during 2009. No director attended fewer than 75% of the total number of meetings of the Board and committees of the Board of which he is a member, if any. During such period, the Board had a standing audit committee, compensation committee and nominating and corporate governance committee. Our audit committee charter, compensation committee charter and nominating and corporate governance committee charter, each as adopted by the Board, are posted on our website at http://investors.trubion.com/documents.cfm under the caption “Investors — Corporate Governance — Committees and Charters.”

We encourage, but do not require, our Board members to attend our annual meetings of stockholders. All of our Board members except Anders D. Hove, M.D. attended our 2009 annual meeting.

Stockholders’ Communications Process

Any of our stockholders who wish to communicate with the Board, a committee of the Board, the non-management directors as a group or any individual member of the Board may send correspondence to our corporate secretary at Trubion Pharmaceuticals, Inc., 2401 4th Avenue, Suite 1050, Seattle, WA 98121.

Our corporate secretary will compile and submit on a periodic basis all stockholder correspondence to the entire Board, or, if and as designated in the communication, to a committee of the Board, the non-management directors as a group or an individual Board member. The independent directors of the Board review and approve the stockholders’ communications process periodically to ensure effective communication with stockholders.

Code of Ethics

We have adopted a Code of Business Ethics and Conduct for all employees and directors. A copy of our Code of Business Conduct and Ethics is available on our website at http://investors.trubion.com/documents.cfm.

We intend to post on our website at http://investors.trubion.com/documents.cfm any amendment to, or waiver of, any provision of our Code of Business Ethics and Conduct within four business days following the date of such amendment or waiver.

Committees of the Board of Directors

Nominating and Corporate Governance Committee Matters

Membership and Independence

Drs. Gillis, Saks and Schnell, each of whom was a non-employee member of the Board, comprised our nominating and corporate governance committee until November 16, 2009 and Dr. Gillis served as the chairman of our nominating and corporate governance committee. Effective November 16, 2009, when he was appointed as our executive chairman and acting president, Dr. Gillis was no longer an independent director and resigned his role on the nominating and corporate governance committee. Contemporaneously, the Board appointed Mr. Heron to serve on the nominating and corporate governance committee and appointed Dr. Saks to serve as committee chairman. The Board has determined that each member of our nominating and corporate governance committee meets current requirements for independence under the rules and regulations of The NASDAQ Stock Market and the SEC.

Responsibilities

The nominating and corporate governance committee is responsible for, among other things:

•	assisting the Board in identifying prospective director nominees and recommending to the Board director nominees for each annual meeting of stockholders;

•	developing and recommending to the Board governance policies applicable to us;

•	overseeing the evaluation of the Board and management; and

•	recommending to the Board members for each Board committee.

A more detailed description of the nominating and corporate governance committee’s functions can be found in the nominating and corporate governance committee charter at http://investors.trubion.com/documents.cfm or by writing to us at Trubion Pharmaceuticals, Inc., 2401 4th Avenue, Suite 1050, Seattle, WA 98121, Attention: Investor Relations. The nominating and corporate governance committee met twice during 2009.

Stockholder Recommendations and Nominees

The policy of our nominating and corporate governance committee is to consider properly submitted recommendations for candidates to the Board from stockholders. In evaluating such recommendations, the nominating and corporate governance committee seeks to achieve a balance of experience, knowledge, integrity and capability on the Board and to address the membership criteria set forth under “Director Qualifications” below. Any stockholder recommendations for consideration by the nominating and corporate governance committee should include the candidate’s name, biographical information, information regarding any relationships between the candidate and Trubion within the last three years, at least three personal references, a statement of recommendation of the candidate from the recommending stockholder, a description of the shares of Trubion beneficially owned by the recommending stockholder, a description of all arrangements between the candidate and the recommending stockholder or any other person pursuant to which the candidate is being recommended, a written indication of the candidate’s willingness to serve on the Board and a written undertaking to provide such other information as the nominating and corporate governance committee may reasonably request.

Stockholder recommendations to the Board should be sent to our corporate secretary at Trubion Pharmaceuticals, Inc., 2401 4th Avenue, Suite 1050, Seattle, WA 98121.

In addition, our bylaws permit stockholders to nominate directors for consideration at an annual meeting. For a description of the process for nominating directors in accordance with our bylaws, see “General Information — How do I submit a stockholder proposal for the 2011 annual meeting?” on page 3.

Director Qualifications

Our nominating and corporate governance committee will evaluate and recommend candidates for membership on the Board consistent with criteria established by the committee. The nominating and corporate governance committee has not formally established any specific minimum qualifications that must be met by each candidate for the Board or specific qualities or skills that are necessary for one or more of the members of the Board to possess. The nominating and corporate governance committee, when considering a potential non-incumbent candidate, will, however, factor into its determination the following qualities of a candidate (in relation to the other members of the Board): educational background and achievement, professional experience, including whether the person is a current or former chief executive officer or chief financial officer of a public company or the head of a division of a large international organization, knowledge of our business and industry, broad-based business acumen, a network of contacts, integrity, professional reputation, independence, strategic thinking, wisdom and ability to represent the best interests of our stockholders. We believe that the backgrounds and qualifications of our directors, considered as a group, should and do provide a significant and diverse composite mix of experience, knowledge and abilities that allows the Board to fulfill its responsibilities. Although we have not had occasion to consider any non-incumbent nominees since our initial public offering, in filling any vacancies we would expect to consider each candidate’s experiences and qualities as described above and how these experiences and qualities complement the diversity of the Board.

Identification and Evaluation of Nominees for Directors

Our nominating and corporate governance committee uses a variety of methods for identifying and evaluating nominees for director. Our nominating and corporate governance committee regularly assesses the appropriate size and composition of the Board, the needs of the Board and the respective committees of the Board and the qualifications of candidates in light of these needs. Candidates may come to the attention of the nominating and corporate governance committee through stockholders, management, current members of the Board or search firms. The evaluation of these candidates may be based solely on information provided to the committee or may also include discussions with persons familiar with the candidate, an interview of the candidate or other actions the committee deems appropriate, including the use of third parties to review candidates.

Audit Committee Matters

Membership and Independence

Drs. Brettman and Saks and Mr. Mann, each of whom is a non-employee member of the Board, comprise our audit committee. Mr. Mann is the chairman of our audit committee. The Board has determined that each member of our audit committee meets current requirements for independence under the rules and regulations of the SEC and The NASDAQ Stock Market. The Board has also determined that Mr. Mann qualifies as an “audit committee financial expert” as defined in the SEC’s rules and satisfies the financial sophistication requirements of The NASDAQ Stock Market. Under the corporate governance standards of The NASDAQ Stock Market and the Exchange Act, each member of our audit committee is required to be an independent director pursuant to NASDAQ independence requirements and SEC audit committee independence requirements.

Responsibilities

The audit committee is responsible for, among other things:

•	selecting and hiring our independent registered public accounting firm and approving the audit and non-audit services to be performed by our independent registered public accounting firm;

•	evaluating the qualifications, performance and independence of our independent registered public accounting firm;

•	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•	reviewing the adequacy and effectiveness of our internal control policies and procedures;

•	acting as our qualified legal compliance committee; and

•	preparing the audit committee report that the SEC requires in our annual proxy statement.

A more detailed description of the audit committee’s functions can be found in the audit committee charter at http://investors.trubion.com/documents.cfm or by writing to us at Trubion Pharmaceuticals, Inc.,

2401 4th Avenue, Suite 1050, Seattle, WA 98121, Attention: Investor Relations. The audit committee met six times and acted by unanimous written consent once during 2009.

Audit Committee Report

In connection with the financial statements for the fiscal year ended December 31, 2009, the audit committee has:

•	reviewed and discussed the audited financial statements with management;

•	discussed with Ernst & Young LLP, Trubion’s independent registered public accounting firm, the matters required to be discussed by the statement on Auditing Standards No. 61, Communication with Audit Committees, as amended; and

•	received the written disclosures and letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with Ernst & Young LLP its independence from Trubion.

Based on these reviews and discussions the audit committee recommended to the Board at the March 9, 2010 meeting of the Board that Trubion’s audited financial statements and the assessment of internal control over financial reporting be included in the Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC. The Board has approved this inclusion.

Respectfully submitted,

AUDIT COMMITTEE
Lee R. Brettman, M.D., FACP
David A. Mann
Samuel R. Saks, M.D.

Independent Auditor Fees

The following table sets forth the costs incurred by us for services provided by Ernst & Young LLP, our independent registered public accounting firm, for the years ended December 31, 2009 and December 31, 2008.

	Year Ended
	December 31,
	2008	2009
Fee Category	(thousands)	(thousands)

Audit Fees	$481	$433
Audit-Related Fees	—	10
Tax Fees	12	7
All Other Fees	—	20
Total Fees	$493	$470

Audit Fees.  Consists of fees billed for professional services rendered in connection with the audit of our financial statements, review of the interim financial statements included in our quarterly reports and accounting services in connection with securities offerings.

Audit-Related Fees.  Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include consultations in connection with financial accounting and reporting standards.

Tax Fees.  Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance.

All Other Fees.  Consists of fees billed in connection with potential partnership agreements.

Representatives of Ernst & Young LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to questions from stockholders.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The audit committee’s policy is to pre-approve all services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The audit committee may also pre-approve particular services on a case-by-case basis. The independent registered public accounting firm is required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with such pre-approval. The audit committee may also delegate pre-approval authority to one or more of its members. Such member(s) must report any such pre-approval to the audit committee at the next scheduled meeting. All of the services provided by Ernst & Young LLP reflected in the table of independent auditor fees were pre-approved by the audit committee.

Compensation Committee Matters

Membership and Independence

Drs. Gillis and Schnell and Mr. Heron, each of whom was a non-employee member of the Board, comprised our compensation committee until November 16, 2009. Effective November 16, 2009, when he was appointed as our executive chairman and acting president, Dr. Gillis was no longer an independent director and resigned his role on the compensation committee, and the Board appointed Dr. Brettman to serve on the compensation committee. Mr. Heron is the chairman of the compensation committee. The Board has determined that each member of the compensation committee meets the requirements for independence under the rules of The NASDAQ Stock Market.

Responsibilities

The compensation committee is responsible for, among other things:

•	reviewing and recommending to the Board the annual base salary, annual cash incentive compensation, including the specific goals and amount, equity compensation, employment agreements, severance arrangements and change in control agreements/provisions, and any other benefits, compensation or arrangements for our principal executive officer and other executive officers;

•	evaluating and recommending to the Board compensation plans, policies and programs for our principal executive officer and other executive officers;

•	administering our equity incentive plans; and

•	preparing the compensation committee report that the SEC requires in our annual proxy statement.

A more detailed description of the compensation committee’s functions can be found in the compensation committee charter at http://investors.trubion.com/documents.cfm or by writing to us at Trubion Pharmaceuticals, Inc., 2401 4th Avenue, Suite 1050, Seattle, WA 98121, Attention: Investor Relations. The compensation committee met ten times and acted by unanimous written consent once during 2009.

The Committee’s Processes and Procedures

The compensation committee’s primary processes for establishing and overseeing executive compensation include:

•	Meetings. The committee meets frequently throughout the year.

•	Role of Independent Consultant. Periodically, the committee may retain independent compensation consultants to assist the committee in evaluating executive compensation programs and in setting executive officers’ compensation. The use of an independent consultant provides additional assurance that our executive compensation programs are reasonable and consistent with Trubion’s objectives. Any such retained consultant reports directly to the committee and does not perform any services for management. The consultant participates in committee meetings and advises the committee with respect to compensation trends and best practices, plan design and the reasonableness of individual compensation awards. The consultant provides the committee with data about the compensation paid by a peer group of companies and other companies that may compete with us for executives, and develops recommendations for structuring our compensation programs. We utilized benchmark survey data provided by the Radford Consulting Group, or Radford, in determining compensation levels for executive officers in 2009. Other than the services described in this paragraph, Radford provides no additional services to Trubion or to its management.

•	Role of Executive Officers. Our principal executive officer makes recommendations to the compensation committee regarding the amount and form of the compensation of the other executive officers and key employees, and may participate in the compensation committee’s deliberations about such compensation. Those recommendations are then considered by the committee with the assistance of its compensation consultant, if any. Our principal executive officer does not participate in the determination of his own compensation or the compensation of directors. From time to time at the request of the compensation committee, our principal executive officer, general counsel and vice president of human resources provide information to the committee and attend all or a portion of certain of the committee’s meetings. They are not present for executive sessions or discussion of their own compensation.

Directors’ compensation is established by the Board upon the recommendation of Radford and the compensation committee.

Compensation Committee Interlocks and Insider Participation

None of Dr. Gillis, Mr. Heron or Dr. Schnell, who comprised our compensation committee until November 16, 2009, was an officer or employee of Trubion during their period of service on the compensation committee. As of November 16, 2009, when Dr. Gillis became an employee of Trubion, he resigned from the compensation committee and the Board appointed Dr. Brettman to serve with Mr. Heron and Dr. Schnell on the compensation committee. None of our executive officers currently serves, or in the past year has served, as a member of the board or compensation committee of any entity that has one or more executive officers serving on our Board or compensation committee.

2009 Director Compensation

The following table shows the compensation paid by Trubion to each of our directors during the fiscal year ended December 31, 2009:

	Fees
	Earned or
	Paid in		All Other
	Cash	Option	Compensation	Total
Name	($)	Awards ($)(1)(2)	($)	($)

Lee R. Brettman, M.D., FACP	$25,000	$8,370	$—	$33,370
Steven Gillis, Ph.D.(3)	28,483	50,217	—	78,700
Patrick J. Heron	32,500	8,370	—	40,870
Anders D. Hove, M.D.	25,000	8,370	—	33,370
David A. Mann	32,500	8,370	—	40,870
Samuel R. Saks, M.D.	25,927	8,370	—	34,297
David Schnell, M.D.	25,000	8,370	—	33,370
Peter A. Thompson, M.D., FACP(4)	—	—	—	—

(1)	The amounts in this column represent the fair value of these stock option awards as of the date they were granted, computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of this amount are included in Part II, Item 8 “Financial Statements and Supplementary Data” of our Annual Report on Form 10-K for the year ended December 31, 2009 in Note 11, “Convertible Preferred Stock and Stockholders’ Equity (Deficit).”

(2)	On May 27, 2009, each non-employee director received a stock option to purchase 5,000 shares of our common stock for his service on the Board. The grant date fair value of these awards was approximately $1.67 per share for a total grant date fair value of $8,370 per grant. In addition, on May 27, 2009, Dr. Gillis received stock options to purchase a total of 25,000 shares of our common stock in connection with his appointment as lead director. The grant date fair value of these awards was approximately $1.67 per share for a total grant date fair value of $41,847. Assumptions used in the calculation of this amount are included in Part II, Item 8 “Financial Statements and Supplementary Data” of our Annual Report on Form 10-K for the year ended December 31, 2009 in Note 11, “Convertible Preferred Stock and Stockholders’ Equity (Deficit).” Dr. Gillis resigned his position as lead director effective as of November 16, 2009 in connection with his appointment as executive chairman and acting president of Trubion and chairman of the Board. None of the options granted to Dr. Gillis in connection with his service as lead director had vested in whole or in part as of November 16, 2009.

(3)	In connection with Dr. Gillis’ appointment as executive chairman and acting president of Trubion and chairman of the Board effective as of November 16, 2009, the compensation committee approved new cash and equity compensation for Dr. Gillis. This compensation is reported in the “2009 Summary Compensation Table” on page 26 and is in lieu of, and not in addition to, the cash compensation that Dr. Gillis had previously received as a director of Trubion.

(4)	Dr. Thompson resigned as a director on November 15, 2009. He received no additional compensation for his service as a director. His compensation is reported in the “2009 Summary Compensation Table” on page 26.

Cash Compensation

We provide directors the following cash compensation:

•	Each non-executive director receives an annual cash retainer of $25,000.

•	Each director who serves as a chair of any of Trubion’s audit, compensation or nominating and corporate governance committee of the Board receives an additional annual cash retainer of $7,500. Directors who served in such role for a portion of the year received a prorated payment based on the duration of such director’s service as a committee chair.

Stock Compensation

Stock compensation for directors consists of:

•	Each new non-executive director is granted an option to purchase 25,000 shares of common stock with a per-share exercise price equal to the fair market value of that stock on the date of grant and vesting as to one-third of the shares on the one-year anniversary of the vesting commencement date, with one-third vesting each year thereafter, so that the award is fully vested after three years. Vesting is contingent on the director’s continued service as a director.

•	Each existing non-executive director receives an annual option grant to purchase 5,000 shares of common stock with a per-share exercise price equal to the fair market value of that stock on the date of grant and vesting as to all of the shares one day prior to the one-year anniversary of the date of grant, contingent on the director’s continued service as a director during this one-year period.

•	A new lead director receives an option grant to purchase 22,500 shares of common stock with a per-share exercise price equal to the fair market value of that stock on the date of grant and vesting as to one-third of the shares on the first anniversary of the date the lead director began serving as lead director, with one-third vesting each year thereafter on the anniversary of the vesting commencement date, so that the award is fully vested after three years. Depending on facts and circumstances at the time of grant, continued vesting may be contingent on the lead director’s continued service to Trubion as lead director or in another capacity.

•	A lead director also receives an additional annual option grant to purchase 2,500 shares of common stock with a per-share exercise price equal to the fair market value of that stock on the date of grant and vesting as to all of the shares one day prior to the one-year anniversary of the date of grant, contingent on the lead director’s continued service as lead director during this one-year period. The options granted to the lead director as compensation for service as lead director are in addition to the options received for service as a non-executive director.

Executive Officers

The following table lists our executive officers as of April 21, 2010. Except as otherwise noted, each will serve in the capacity noted until their successors are duly appointed and qualified.

Name	Age	Position

Steven Gillis, Ph.D.	56	Executive Chairman and Acting President
Michelle G. Burris	44	Senior Vice President and Chief Operating Officer
John A. Bencich	33	Vice President, Chief Financial Officer and Treasurer
Kathleen M. Deeley	58	Senior Vice President, General Counsel and Corporate Secretary
Kendall M. Mohler, Ph.D.	54	Senior Vice President and Chief Scientific Officer
Scott C. Stromatt, M.D.	52	Senior Vice President and Chief Medical Officer

Steven Gillis’ biography is contained in the section of this proxy statement entitled “Board of Directors.”

Michelle G. Burris has served as our senior vice president and chief operating officer since November 2009. Ms. Burris served as our chief financial officer from February 2006 to November 2009 and additionally as treasurer from July 2007 to November 2009. From August 2005 to January 2006, Ms. Burris served as senior vice president and chief financial officer of Dendreon Corporation, a biotechnology company. From 1995 to 2005, Ms. Burris was an employee of Corixa Corporation, a biotechnology company, where she last served as senior vice president and chief financial officer. Ms. Burris is a member of the board of directors of Oncogenex Pharmaceuticals, Inc., which she joined in 2008 in connection with its merger with Sonus Pharmaceuticals. Prior to the consummation of the merger, Ms. Burris had been a member of Sonus’s board of directors since 2004. Ms. Burris received an M.B.A. and Post Graduate Certificate in accounting from Seattle University and a B.S. from George Mason University. Ms. Burris has served as an executive officer of Trubion since February 2006.

John A. Bencich has served as our vice president, chief financial officer and treasurer since November 2009. Mr. Bencich served as our senior director of finance and accounting from May 2007 through November 2009. From September 2004 to April 2007, Mr. Bencich was an employee of Onyx Software Corporation, a software company, where he last served as Director of Finance and Corporate Controller. From 1999 to 2004, Mr. Bencich was an employee of Ernst & Young LLP, an international professional services firm, where he last served as a manager. Mr. Bencich received a B.A. in Accountancy from the University of San Diego. Mr. Bencich received his Certified Public Accountant Certification from the State of Washington and currently holds an active license.

Kathleen M. Deeley has served as our senior vice president, general counsel and corporate secretary since June 2007. Prior to joining Trubion, she was founder and manager of Somerset Consulting LLC, a firm providing business and legal consulting services to biotechnology and information technology companies. From 1995 to 2005, Ms. Deeley was an employee of Corixa Corporation, a biotechnology company, where she last served as senior vice president and general counsel. Before joining Corixa, she practiced law at Perkins Coie LLP in Seattle, Washington. Ms. Deeley received a J.D. from the University of Washington and a B.S. from the University of California, Davis.

Kendall M. Mohler, Ph.D. is one of Trubion’s co-founders and has served as our senior vice president and chief scientific officer since January 2010. From November 2002 to December 2009, Dr. Mohler served as our senior vice president of research and development. From November 2002 to July 2004, he served as a member of the Board. From 1989 to 2002, Dr. Mohler was an employee of Immunex Corporation, a biopharmaceutical company, where he last served as vice president of biological sciences. Dr. Mohler received a Ph.D. from the University of Texas Health Science Center and a B.S. from the University of Kansas.

Scott C. Stromatt, M.D. has served as our senior vice president and chief medical officer since August 2008. From January 2003 to April 2008, Dr. Stromatt was an employee of Cell Therapeutics, a biopharmaceutical company, where he last served as executive vice president, clinical development and regulatory affairs. From March 2002 to October 2003, Dr. Stromatt was vice president of clinical research and chief medical officer at Northwest Biotherapeutics Inc., a biotechnology company. His earlier positions include senior vice president of CE Unterberg Tobin, an investment bank, consultant to a variety of biotechnology and pharmaceutical firms, vice president of clinical research at Synergen, a biopharmaceutical company, and director of medical affairs at Searle Pharmaceuticals, a life sciences company. Dr. Stromatt received an M.D. from the University of Chicago and an M.B.A. and B.A. from the University of Colorado.

Executive Compensation

Compensation Discussion and Analysis

Objectives and Philosophy of Executive Compensation

We maintain an executive compensation program comprised of multiple forms of compensation consistent with those of our peers. The primary objectives of the program with respect to executive compensation are:

•	attracting and retaining the most talented and dedicated executives possible;

•	correlating annual and long-term cash and stock incentives to achievement of measurable strategic performance objectives;

•	aligning executives’ incentives with stockholder value creation; and

•	increasing the percentage of executive compensation that is performance-based, and therefore at-risk, as an executive’s experience, unique expertise and criticality of role increases.

To achieve these objectives we have established compensation programs that tie a substantial portion of each executive’s overall compensation to key strategic financial and operational goals such as the establishment and maintenance of key strategic relationships, the development of our product candidates and the identification and advancement of additional product candidates. The compensation committee’s approach emphasizes the setting of compensation at levels the committee believes are competitive with executives in other companies of similar size and stage of development operating in the biotechnology industry while taking into account our relative performance and our own strategic goals. Overall our compensation programs attempt to balance cash and equity to reward both short- and long-term performance.

Benchmarking of Executive Compensation

The compensation committee retained Radford in 2008 to review our policies and procedures with respect to employee compensation, including executive compensation, and to assist in benchmarking executive compensation with industry-appropriate peers based on the following criteria:

•	headquartered primarily in Washington or California;

•	market capitalization typically between $50 million to $200 million; and

•	predominately companies with products in phase II or phase III clinical trials with no product on the market.

These criteria were used to select peer companies because they identify companies at a similar stage of development that compete with us directly in our geographic region for scarce talent. The 2008 Radford study has been particularly important in determining compensation that allows us to attract and retain talent while at the same time not overpaying for that talent.

The peer group was comprised of the following companies:

ACADIA Pharmaceuticals Inc.	Novacea, Inc.
Avigen Inc.	Seattle Genetics, Inc.
Dendreon Corporation	Somaxon Pharmaceuticals, Inc.
Dynavax Technologies Corporation	Sunesis Pharmaceuticals, Inc.
Maxygen, Inc.	SuperGen, Inc.
Neurocrine Biosciences, Inc.	Telik, Inc.
NeurogesX, Inc.	Vical Incorporated
NovaBay Pharmaceuticals, Inc.	Xoma LLC

The data from the 2008 Radford study served as the benchmark for the guidelines we used to compensate our executives in 2009.

Base salaries, annual cash incentive compensation and equity compensation are benchmarked against the 50th percentile of compensation for the peer group and then confirmed against the broader biotech market data for companies with 50-149 employees. The compensation committee believes that focusing on a range around the 50th percentile for base salaries and incentive compensation allows a company of our size to competitively attract, motivate and retain talented officers with appropriate expertise and leadership ability by serving our stockholders’ interest in paying what is necessary, but not significantly more than necessary, to achieve our goals, while conserving cash and equity as much as possible. The compensation committee realizes that using a benchmark at this point in our development is an essential tool but not the only means for gathering and validating market data. In instances where an executive officer is uniquely key to our success, the compensation committee may provide compensation in excess of the benchmark. Variations may also occur as a result of individual experience level and market factors. The compensation committee believes that, given the competitive industry in which we operate and the company culture that we have created, our base compensation and equity programs are flexible and generally sufficient to retain our existing executive officers and to hire new executive officers when needed and required.

Elements of Executive Compensation

We have designed and implemented compensation policies that have allowed us to recruit from within and outside the Seattle area while balancing fixed and variable costs for a long-term, sustainable approach to talent acquisition and retention. Our executive compensation consists of the following elements:

Base Salary:  We provide an annual salary based on comparable market data for level of responsibility, expertise, skills, knowledge, experience, our unique organizational requirements and desire to maintain internal equity. Although the executive compensation program generally is designed to deliver executive base salaries within a range of 10% around the 50th percentile of salaries for executives with the requisite skills in similar positions with similar responsibilities at comparable companies, executives with more experience or critical skills, and those who are considered key performers, may be compensated above the range as part of our strategy for attracting, motivating and retaining highly experienced and high-performing employees. The compensation committee reviews base salaries in the fourth quarter of each year and may make adjustments from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience. Generally, in conducting this review, the compensation committee considers competitive compensation data, internal equity among the various executive roles, the executive’s overall value and contribution to us and our objectives for the year in question. For 2009, however, the compensation committee and the Board decided to freeze executive salaries in light of current economic conditions and our cash conservation goals, and so this review of salaries was not performed except with respect to executives who were assuming new roles. In establishing the base salaries of those executives who were exempted from the salary freeze, the compensation committee considered competitive compensation data, internal equity among the various executive roles, the executive’s overall value and contribution to us and our 2009 objectives.

Cash Incentives:  Our executive compensation program also includes a cash incentive element, which is a variable, at-risk portion of annual compensation that the Board or the compensation committee may award in its discretion and may modify based on company and individual performance. We utilize this portion of compensation to incent officers to achieve strategic and operational goals. These goals relate generally to strategic factors such as establishing and maintaining key strategic relationships, developing our product candidates and identifying and advancing additional product candidates, and to financial goals such as raising capital, improving our results of operations and enhancing stockholder value. Each year the Board or the compensation committee establishes a target annual incentive compensation pool based on a percentage of each executive’s base salary, which generally have ranged from 25% to 50%. The Board and the compensation committee have the sole authority to award annual incentive compensation to our executive officers based on the achievement of pre-determined corporate goals and objectives. The compensation committee recommends to the Board annually, based on its assessment of goal achievement, the level of cash incentive proposed to be paid above, below or at target, as well as the proposed timing of the payout. The Board reviews, and may reject, modify or approve the recommendations.

Stock Options:  We provide stock options as another form of at-risk compensation. Stock option grants are made at the commencement of employment, may be made annually based on performance and, occasionally, may be made following a significant change in job responsibilities or to meet other special objectives, including strategic goals and retention.

Stock options are the foundation of our long-term incentive program. The number of options granted is discretionary and the value earned on any grant varies with the stock price over the option term. In large part due to the length of our product development cycles, it is critical for our business to align the interests of executive officers and stockholders, and to retain executive officers by means of what we hope will be long-term wealth creation in the value of their stock options, which have vesting provisions that encourage continued employment. The compensation committee reviews and approves annual stock option grants to executive officers based on a review of competitive compensation data, its assessment of individual performance, a review of each executive’s existing long-term incentives and retention considerations. In determining the number of annual stock options to be granted to executives, the compensation committee also takes into account the individual’s position, scope of responsibility, ability to affect strategic business operations and stockholder value and the value of stock options in relation to other elements of the individual executive’s total compensation. We expect to continue to use stock options as a long-term incentive vehicle because:

•	Stock options align the interests of executives with those of the stockholders, support a pay-for-performance culture, foster employee stock ownership and focus the management team on increasing value for the stockholders;

•	Stock options help to provide a balance to the overall executive compensation program as base salary and our cash incentive compensation program focus on short-term compensation, while the vesting of stock options provides a longer-term incentive; and

•	The vesting period of stock options encourages executive retention as long as the options remain “in the money”.

Radford’s 2008 benchmarking assessment validated our overall management and use of stock options as a long-term equity vehicle, and confirmed that our approach is well within industry norms and competitive with identified peer companies.

In addition, the compensation committee recommended and the Board approved the utilization of performance-based stock options in 2009. In light of uncertainty in the capital markets, the challenges presented by the global economy to all industries, and our corporate restructuring efforts, the compensation committee and the Board felt the nearer-term achievement of raising capital while conserving our cash was critical to our success. To this end, the compensation committee recommended and the Board approved the establishment of a performance-based option program. The performance-based program provided for equity awards based on the consummation of a collaborative agreement or agreements, unless otherwise determined by the Board, that would provide us with a significant upfront payment and attractive financial terms and which, by itself or in the aggregate with one or more additional collaboration agreements, would provide us with at least $35 million in guaranteed 2009 funding.

The performance-based option program had two components. One component was a performance vesting plan in which option grants were made to each executive in January 2009, with time-based vesting of such options to begin upon consummation of a significant collaborative transaction or transactions meeting the objective. The number of shares covered by each option grant was between approximately 50% to 55% of those covered by each respective executive’s annual stock option grant, assuming, with respect to Dr. Stromatt’s grant, an annual stock option grant reflecting a full year of service. As such, the option grants were significant enough to serve as a meaningful incentive to drive the achievement of the key strategic and financial goals while also remaining in appropriate proportion to the annual grant awards that are currently the core component of our long-term incentive program.

The second component of the performance-based option program was the performance grant plan in which option grants would be made to executives only if the performance goal of consummation of a significant collaborative transaction or transactions was met within the first quarter of 2009. This plan was similar to the performance vesting plan but was designed to provide an extra incentive to accelerate the near-term achievement of the objective. The number of shares to be covered by each option grant eligible to be granted under this plan was between approximately 25% to 28% of those covered by each respective executive’s annual stock option grant, assuming, with respect to Dr. Stromatt’s grant, an annual stock option grant reflecting a full year of service. These amounts were selected because they were meaningful enough to incent additional focus and effort, but were appropriately scaled in proportion to the grants under the performance vesting plan. The compensation committee wanted the performance vesting plan grants to be larger than the performance grant plan grants because the overarching goal was to incent the near-term achievement of the objective, even if this achievement did not occur in the first quarter of 2009.

Both performance-based option programs provided for vesting to commence upon attaining the performance objective and to continue monthly over three years. This vesting schedule provided for meaningful vesting to ensure the options served their incentive function, while also ensuring that the options served a retentive function and continued to vest over the first several years of the collaborative relationship.

The decision by the compensation committee and the Board to approve the 2009 performance-based option program did not increase or decrease awards that are part of our regular ongoing annual compensation process, or otherwise directly affect other elements of our compensation program. The performance-based option program was an additional element of our compensation program used this year to drive specific performance outcomes while conserving cash. The program supported several of the primary objectives of our executive compensation program as described above in “Objectives and Philosophy of Executive Compensation” on page 18, including correlating stock incentives to measurable strategic performance objectives, retaining executive talent and aligning executives’ incentives with stockholder value creation.

Role of Executive Officers in Executive Compensation Decisions

Our compensation committee is responsible for all compensation decisions regarding our executive officers, setting salaries and determining cash incentive compensation and equity awards. The compensation committee also evaluates the performance of our principal executive officer. Our principal executive officer evaluates the performance of the other executive officers and makes recommendations regarding their compensation to the compensation committee. Except with regard to deliberations regarding his performance and compensation, our principal executive officer may attend the meetings of the compensation committee where discussion and analysis of the compensation program occurs and when annual compensation is reviewed and awarded. From time to time at the request of the compensation committee, our general counsel and our vice president of human resources provide information to the compensation committee and attend all or a portion of certain of the committee’s meetings.

Equity Grant Policy

During fiscal year 2007, the Board adopted written guidelines setting forth practices and procedures for all equity awards. The policy applies to awards to all employees, including executive officers, and sets forth pre-established times at which awards may be granted. Under the policy, only the compensation committee can make awards to officers and directors. The equity incentive committee, comprised of the chair of the compensation committee and the principal executive officer, can make awards to all other employees who have not previously received equity awards, subject to prescribed limitations on the size of the award. Awards outside these limitations must be made by the compensation committee.

The compensation committee may make awards only at a meeting. The equity incentive committee may make awards at a meeting or by unanimous written consent. The exercise price of any award is the fair market value of our common stock on the effective date of the grant, which is the closing price of our common stock on that date.

All employees, including officers, and directors are eligible for annual refresher grants, which are made by the compensation committee effective on the last trading day of January.

The compensation committee may make awards to newly hired and promoted employees, including officers. Such awards, if any, are made at the first meeting of the compensation committee on or after the first day of employment or the date of promotion, as applicable. If, however, an award to an executive officer would occur during a blackout period (typically the period commencing two weeks prior to the end of a fiscal quarter and ending at the start of trading on the third trading day following public disclosure of our results for that quarter), it will be delayed until after expiration of the blackout period. The equity incentive committee makes awards effective on the last trading day of the month in which the first day of employment occurs or the month in which the committee acts, whichever is later.

Stock Ownership Guidelines

Although stock option awards encourage equity ownership, we currently do not require our directors or executive officers to own a particular amount of our common stock. The compensation committee believes that stock and option holdings among our directors and executive officers are sufficient at this time to provide motivation and to align this group’s interests with those of our stockholders.

Perquisites

Our executive officers participate in the same group insurance and employee benefit plans as our other salaried employees.

Mr. Bencich is party to a tuition payment agreement with Trubion. The terms of this agreement are described in “Severance and Change in Control Arrangements” on page 30.

2009 Named Executive Officer Compensation

Base Salary

Our named executive officers in 2009 were Dr. Thompson, Dr. Gillis, Ms. Burris, Mr. Bencich, Ms. Deeley, Dr. Mohler and Dr. Stromatt. Dr. Thompson resigned his position as president and chief executive officer in November 2009. Mr. Bencich became a named executive officer in November 2009.

In light of economic conditions and our cash conservation goals, the Board decided to freeze 2009 executive salaries and to review executive salaries at a future date. Thus, the compensation committee did not review or establish a salary for any executive other than Dr. Gillis, Ms. Burris and Mr. Bencich, each of whom assumed an executive position or changed executive positions in 2009.

Dr. Thompson served as our president and chief executive officer until November 2009. Dr. Thompson’s base salary for 2009 equaled approximately 104% of the 50th percentile. Dr. Thompson’s base salary was subject to the executive salary freeze and so was not altered in 2009 from its 2008 level of $416,000.

Dr. Gillis is our executive chairman and acting president and has served in this capacity since November 2009. Dr. Gillis’ primary responsibilities in this role include providing strategic direction to the management team, directing the search for a new chief executive officer and providing leadership and guidance in the areas of new business development and alliance management. In establishing Dr. Gillis’ monthly compensation, the compensation committee, with guidance from Radford, took into consideration his technical and operational expertise, his considerable experience as an operating chief executive officer, his experience as executive chairman for several biotechnology companies, his leadership contributions on the Board, the responsibilities involved in his position, his part-time schedule and interim status and the proposed equity portion of Dr. Gillis’ compensation package. Based on these factors and a review of the salaries of executives in comparable positions at our peer group companies, including the broader biotechnology group of companies of comparable size, the compensation committee set Dr. Gillis’ monthly compensation at $12,500, which equals $150,000 annually. Dr. Gillis’ cash compensation as executive chairman and acting president equaled 37% of the 50th percentile of salaries paid to executives serving full-time in the chief executive officer role in peer companies.

Ms. Burris is our senior vice president and chief operating officer and has served in this role since November 2009. Prior to that, Ms. Burris was our senior vice president and chief financial officer. In addition to performing her role as chief financial officer, Ms. Burris assumed significant operational and strategic duties, including leading the development of collaborative partnership opportunities, managing important business development responsibilities and developing and implementing our short- and long-range strategic goals. Ms. Burris was subject to the executive salary freeze, and as such her annual base salary for the portion of 2009 in which she served as chief financial officer was $323,185, which equaled approximately 107% of the 50th percentile. In establishing Ms. Burris’ base salary as chief operating officer, the compensation committee placed particular emphasis on her contributions to our performance in creating partnership opportunities, her experience, her leadership abilities and her overall strategic vision. Based on these factors and a review of the salaries of executives in comparable positions at our peer group of companies, including the broader biotechnology group of companies of comparable size, the compensation committee set Ms. Burris’ annual base salary as chief operating officer at $335,000. Ms. Burris’ base salary as chief operating officer equaled approximately 100% of the 50th percentile.

Mr. Bencich is our vice president and chief financial officer and began serving in this capacity in November 2009. Mr. Bencich is responsible for finance operations, including strategic planning and forecasting, accounting, budget planning and financial reporting. In establishing Mr. Bencich’s base salary, the compensation committee took into account his finance and accounting background, his previous contributions to us and his tenure in this role. Based on these factors and a review of the salaries of executives in comparable positions at our peer group of companies, including the broader biotechnology group of companies of comparable size, the compensation committee set Mr. Bencich’s base salary at $210,000. Mr. Bencich’s base salary beginning in November 2009 equaled approximately 75% of the 50th percentile.

Ms. Deeley is our senior vice president and general counsel. Ms. Deeley is responsible for legal operations, including corporate, intellectual property and compliance matters, and has extensive experience in the biotechnology industry. Ms. Deeley plays a lead role in our partnering activities and provides strategic direction for the expansion and protection of our patent portfolio. Ms. Deeley’s base salary for 2009 was subject to the executive salary freeze, and so was not altered in 2009 from its 2008 level of $260,151, and equaled approximately 95% of the 50th percentile.

Dr. Mohler is our senior vice president and chief scientific officer. Until January 2010, Dr. Mohler served as our senior vice president of research and development. Dr. Mohler was one of our co-founders and oversees our research and development activities. He has the primary responsibility for ensuring the achievement and execution of scientific goals that support us in achieving our strategic business objectives. Dr. Mohler continues to lead our development of preclinical assets and actively participates in partnering discussions involving these assets. Dr. Mohler’s base salary for 2009 was subject to the executive salary freeze, and so was not altered in 2009 from its 2008 level of $276,000, and equaled approximately 100% of the 50th percentile.

Dr. Stromatt is our senior vice president and chief medical officer. Dr. Stromatt oversees our clinical development plan for our lead clinical products. Dr. Stromatt interacts directly with counterparts at Pfizer Inc. in the development of our lead compounds in the area of rheumatoid arthritis, which is currently in phase I and phase II clinical trials. Dr. Stromatt is also the lead clinician in the development of our oncology programs in the area of chronic lymphocytic leukemia, or CLL. He plays a key role in managing the CLL program, which is being developed in partnership with Facet Biotech Corporation, or Facet. Dr. Stromatt’s base salary for 2009 was subject to the executive salary freeze, and so was not altered in 2009 from its 2008 level of $315,000, and equaled approximately 95% of the 50th percentile.

Cash Incentives

The annual target cash incentive compensation for our executive officers is determined as a percent of annual salary and is a variable, at-risk portion of annual compensation. In 2009, an executive officer could earn a cash incentive payment between 50% and 100% of the target amount, based on actual performance against the applicable performance goals. A cash incentive would not be earned if we did not achieve at least 50% performance of our objectives.

2009 Cash Incentive Targets as a Percentage of Base Salary

	Target Cash
	Incentive as
	Percentage of	Target Cash
Name and Principal Position	Base Salary (%)	Incentive ($)

Peter A. Thompson	50%	$208,000
Steven Gillis(1)	—	—
Michelle G. Burris	35%	113,115
John A. Bencich	20%	31,125
Kathleen M. Deeley	30%	78,045
Kendall M. Mohler	30%	82,800
Scott C. Stromatt	30%	94,500

(1)	Dr. Gillis, as executive chairman and acting president, is not eligible to participate in the cash incentive program in light of his interim service in his current executive role.

The following 2009 objectives were established by the Board in December 2008:

•	Financial and Commercial Operations — consummate one or more collaborative agreements providing us with $35 million in guaranteed 2009 funding, end the year with at least $45 million in cash and increase stockholder value as measured by stock price performance by the end of year.

•	Alliance Development and Management — establish a new partnership with attractive financial terms and maintain an on-going and successful alliance with our partner Pfizer (formerly Wyeth) that includes the continued support and advancement of our TRU-015 and SBI-087 product candidates.

•	Product Development — continue to achieve development and manufacturing milestones related to our TRU-016 product candidate and select one or more next-generation product candidates.

•	Clinical Development — initiate at least one follow-on CLL clinical study.

We made significant progress with regard to the financial and commercial operations objective, and the alliance development and management objective, when we entered into a collaboration agreement with Facet in August 2009. In light of this accomplishment, the compensation committee decided to modify the cash incentive program and pay one-third of the 2009 target bonus at 100% in October 2009. The compensation committee concluded that although the timing portion of the alliance development goal was not met, other aspects of the transaction, including its financial and substantive terms, met the goal criteria to a degree meriting full payout of this one-third portion of the cash incentive.

In November 2009, the compensation committee met to review and assess the results of our remaining performance goals to determine which goals were achieved under the annual cash incentive compensation program for 2009. The compensation committee made a qualitative determination that we achieved 90% of our performance goals and recommended to the Board that 100% of the remaining two-thirds cash payment should be awarded to our executives. The 10% of the performance goals that were not achieved were primarily due to the postponement of certain objectives based on alliance timing, as well as delay in the next-generation product candidate selection. In light of the magnitude of our financial and alliance successes in 2009 in the context of difficult economic conditions, the compensation committee decided that payment of the full bonus was warranted. This exercise of discretion applied to all 2009 cash incentive awards rather than being applied on an executive-by-executive basis.

Long-Term Equity Incentive Awards

Awards of stock options are an important component of executive officer long-term incentive pay and are granted as part of the annual performance cycle. Each of our executive officers receives stock option grants under our stock option plans. All of our full-time employees are eligible for stock option grants designed to reward persistent and committed performance over time. We believe that broad-based participation in our option program supports the alignment of employee and stockholder interests. Stock options granted to each executive officer are made on a discretionary basis by the compensation committee, taking into consideration company-wide and individual objectives, as well as retentive factors for key contributors.

Grants of stock options to our executive officers are made under our 2006 Equity Incentive Plan. These grants allow the executive to acquire shares of our common stock at a fixed price, subject to the completion of a four-year vesting period, with 25% of the options vesting each year. Option grants have a ten-year term and are made at fair market value on the grant date, and, as such, will only deliver financial value if our stock price appreciates between the date of grant and the option’s expiration date.

In connection with the appointment of Dr. Gillis as our executive chairman and acting president and chairman of the Board, the compensation committee recommended, and the Board approved, the grant of a stock option to purchase 90,000 shares, as reflected in the “2009 Grants of Plan-Based Awards” table. The size of this grant was determined based on benchmark data provided by Radford and consideration of a typical ongoing grant to a chief executive officer under our granting guidelines. The stock option has an exercise price of $4.13 and vests monthly over three years for so long as Dr. Gillis continues to provide services to us as an officer or director.

Performance-Based Equity Incentive Awards

The performance vesting plan provided for the grant of options to each executive in January 2009, with vesting of such options to begin only upon the attainment of the pre-established performance goal set forth above in “Stock Options” on page 20. These options commenced vesting in August 2009 as a result of the Board’s determination that the entry into the Facet collaboration for the joint development and commercialization of TRU-016, which provided for an up-front payment and equity investment totaling $30 million, and additional near-term financial milestones, when combined with collaboration payments to be received from the Pfizer collaboration, met the previously determined criteria for initiation of time-based vesting of all the performance vesting plan awards.

The performance grant plan was focused on the attainment of performance goals to be completed in the first quarter of 2009. The objective was identical to that of the performance vesting plan but was designed to incent nearer term accomplishment of these goals. This plan provided for option grants and the start of vesting at the time of completion of the performance objective, with continued monthly vesting for three years. These options were not granted as the objective was not met during the first quarter of 2009, and the central objective of the performance grant plan was to incent the accomplishment of the performance objective on the specified, accelerated timeline.

Compensation Committee Report

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the compensation committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted,

COMPENSATION COMMITTEE
Lee R. Brettman, M.D., FACP
Patrick J. Heron
David Schnell, M.D.

2009 Summary Compensation Table

The following table shows the compensation earned by our named executive officers during the fiscal years ended December 31, 2009, 2008 and 2007:

				Non-Equity
				Incentive Plan	All Other
		Salary	Option	Compensation	Compensation		Total
Name and Principal Position	Year	($)(1)	Awards ($)(2)	($)	($)		($)

Peter A. Thompson(3)	2009	$364,000	$117,476	$69,334	$38,052	(4)	$588,862
Former President and Chief	2008	416,000	518,436	—	360		934,796
Executive Officer	2007	400,000	—	150,000	1,035		551,035
Steven Gillis	2009	18,750	295,830	—	—		314,580
Executive Chairman and Acting President
Michelle G. Burris(5)	2009	324,662	75,863	113,115	240		513,880
Senior Vice President and	2008	323,185	299,541	—	240		622,966
Chief Operating Officer	2007	310,784	—	81,581	915		393,280
John A. Bencich	2009	162,422	60,451	31,125	192		254,190
Vice President and Chief Financial Officer
Kathleen M. Deeley(6)	2009	260,151	75,863	78,045	1,032		415,091
Senior Vice President and	2008	260,151	118,664	—	1,032		379,847
General Counsel	2007	125,427	794,372	29,553	861		950,213
Kendall M. Mohler(7)	2009	276,000	75,863	82,800	552		435,215
Senior Vice President and	2008	276,000	299,541	—	552		576,093
Chief Scientific Officer	2007	265,400	—	59,716	1,227		326,343
Scott C. Stromatt(8)(9)	2009	315,000	51,353	94,500	552		461,405
Senior Vice President and Chief Medical Officer	2008	108,281	167,557	—	185		276,023

(1)	In December 2009, the compensation committee approved the following annual salaries for the executive officers, effective as of January 1, 2010: Ms. Burris ($350,000), Mr. Bencich ($210,000), Ms. Deeley ($280,000), Dr. Mohler ($300,000) and Dr. Stromatt ($340,000).

(2)	The amounts in this column represent the fair value of these stock option awards as of the date they were granted, computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of this amount are included in Part II, Item 8 “Financial Statements and Supplementary Data” of our Annual Report on Form 10-K for the year ended December 31, 2009 in Note 11, “Convertible Preferred Stock and Stockholders’ Equity (Deficit).”

(3)	Dr. Thompson resigned as an executive of Trubion on November 16, 2009, and his salary for fiscal year 2009 reflects a partial year of employment.

(4)	Dr. Thompson earned $37,500 in 2009 as a result of consulting services he provided to Trubion under the terms of a consulting agreement between Trubion and Dr. Thompson entered into following Dr. Thompson’s resignation.

(5)	Ms. Burris served as senior vice president and chief financial officer of Trubion until November 16, 2009.

(6)	Ms. Deeley joined Trubion on June 26, 2007, and her salary and cash incentive compensation for fiscal year 2007 reflect a partial year of employment.

(7)	Dr. Mohler served as Trubion’s senior vice president of research and development through December 31, 2009.

(8)	Dr. Stromatt joined Trubion on August 29, 2008, and his salary for fiscal year 2008 reflects a partial year of employment.

(9)	Dr. Stromatt was designated by the Board as an executive officer in March 2009.

2009 Grants of Plan-Based Awards

The following table sets forth grants of plan-based awards made to our named executive officers during the fiscal year ended December 31, 2009:

									All Other
									Option
									Awards:
									Number of	Exercise or	Grant Date
			Estimated Payouts Under			Estimated Future Payouts Under			Securities	Base Price	Fair Value
			Non-Equity Incentive Plan Awards			Equity Incentive Plan Awards			Underlying	of Option	of Option
Name and	Grant		Threshold	Target	Maximum	Threshold	Target	Maximum	Options	Awards	Awards(1)
Principal Position	Date		($)	($)	($)	(#)	(#)	(#)	(#)	($/Sh)	($)

Peter A. Thompson			$104,000	$208,000	$208,000
	1/30/09								80,000	$1.33	$78,240
	1/30/09	(2)				40,000	40,000	40,000		1.33	39,236
		(3)				20,000	20,000	20,000
Steven Gillis			—	—	—
	11/16/09								90,000	4.13	295,830
						—	—	—
Michelle G. Burris			56,558	113,115	113,115
	1/30/09								50,000	1.33	49,020
	1/30/09	(2)				27,500	27,500	27,500		1.33	26,843
		(3)				13,750	13,750	13,750
John A. Bencich			15,563	31,125	31,125
	1/30/09								14,000	1.33	13,726
	9/01/09								10,000	5.78	46,725
						—	—	—
Kathleen M. Deeley			39,023	78,045	78,045
	1/30/09								50,000	1.33	49,020
	1/30/09	(2)				27,500	27,500	27,500		1.33	26,843
		(3)				13,750	13,750	13,750
Kendall M. Mohler			41,400	82,800	82,800
	1/30/09								50,000	1.33	49,020
	1/30/09	(2)				27,500	27,500	27,500		1.33	26,843
		(3)				13,750	13,750	13,750
Scott C. Stromatt			47,250	94,500	94,500
	1/30/09								25,000	1.33	24,510
	1/30/09	(2)				27,500	27,500	27,500		1.33	26,843
		(3)				13,750	13,750	13,750

(1)	Represents the fair value of the stock option as of the date it was granted, computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of this amount are included in Part II, Item 8 “Financial Statements and Supplementary Data” of our Annual Report on Form 10-K for the year ended December 31, 2009 in Note 11, “Convertible Preferred Stock and Stockholders’ Equity (Deficit).”

(2)	The amounts shown in these rows reflect, in share amounts, the threshold, target and maximum potential stock option awards under the performance vesting plan, as further described in “Stock Options” on page 20. In January 2009, each named executive officer was granted a stock option award under the Trubion 2006 Equity Incentive Plan, with vesting subject to the satisfaction of a pre-established performance goal during 2009. These options commenced vesting in August 2009, after the Board determined that the performance goal had been satisfied, and vest monthly over 36 months. The dollar amount listed in the far right column reflects the grant date fair value of each respective award.

(3)	The amounts shown in these rows reflect, in share amounts, the threshold, target and maximum potential stock option awards under the performance grant plan, as further described in “Stock Options” on page 20. This plan provided for granting and the start of vesting upon the achievement of the plan’s performance objective, with continued monthly vesting for three years. These stock options were never granted as the performance objective was not met during the first quarter of 2009.

Outstanding Equity Awards at 2009 Fiscal Year-End

The following table sets forth, for each of the named executive officers, the number and exercise price of unexercised options, and the number and market value of stock awards that have not vested as of the end of the fiscal year ended December 31, 2009:

	Number of		Number of
	Securities		Securities
	Underlying		Underlying		Option
	Unexercised Options		Unexercised Options		Exercise
	(#)		(#)		Price	Option
Name and Principal Position	Exercisable		Unexercisable		($)	Expiration Date

Peter A. Thompson	91,532	(1)	—		$0.07	9/27/2012
	40,339	(2)	—		2.70	11/30/2015
	18,497	(3)	—		6.53	1/25/2016
	95,678	(4)	—		6.53	3/8/2016
	40,339	(2)	—		6.53	3/8/2016
	65,624	(5)	24,376		8.98	1/31/2018
	54,998	(6)	65,002		1.33	1/30/2019

Steven Gillis	18,836	(7)	299		6.53	3/8/2016
	5,000	(8)	—		19.08	5/25/2017
	5,000	(9)	—		6.63	5/28/2018
	—		5,000	(10)	2.28	5/27/2019
	2,500	(11)	87,500		4.13	11/16/2019

Michelle G. Burris	76,409	(12)	3,323		6.53	3/8/2016
	24,916	(5)	27,084		8.98	1/31/2018
	11,458	(6)	38,542		1.33	1/30/2019
	3,055	(13)	24,445		1.33	1/30/2019

John A. Bencich	7,750	(14)	4,250		19.08	5/25/2017
	2,084	(5)	2,266		8.98	1/31/2018
	3,208	(6)	10,792		1.33	1/30/2019
	833	(13)	9,167		5.78	8/24/2019

Kathleen M. Deeley	40,625	(15)	24,375		17.53	7/19/2017
	9,870	(5)	10,730		8.98	1/31/2018
	11,458	(6)	38,542		1.33	1/30/2019
	3,055	(13)	24,445		1.33	1/30/2019

Kendall M. Mohler	34,882	(16)	—		0.32	12/20/2012
	39,730	(2)	—		0.32	12/16/2014
	13,243	(2)	—		0.32	2/3/2015
	770	(17)	—		0.32	4/28/2015
	19,865	(2)	—		2.70	11/30/2015
	7,335	(3)	—		6.53	1/25/2016
	23,420	(4)	499		6.53	3/8/2016
	19,865	(2)	—		6.53	3/8/2016
	24,916	(5)	27,084		8.98	1/31/2018
	11,458	(6)	38,542		1.33	1/30/2019
	3,055	(13)	24,445		1.33	1/30/2019

Scott C. Stromatt	17,916	(18)	47,084		3.79	8/29/2018
	5,729	(6)	19,271		1.33	1/30/2019
	3,055	(13)	24,445		1.33	1/30/2019

(1)	This stock option vested at the rate of 50% on September 27, 2003 and 1/6th monthly thereafter, such that all of the shares were fully vested on September 27, 2004.

(2)	This stock option vested at the rate of 25% on July 13, 2005, and 1/48th monthly thereafter, such that all of the shares were fully vested on July 13, 2008.

(3)	This stock option vested at the rate of 1/12th on February 1, 2006 and then monthly thereafter, such that all of the shares were fully vested on January 1, 2007.

(4)	This stock option vests at the rate of 25% on January 1, 2007, and 1/48th monthly thereafter, such that all of the shares will be fully vested as of January 1, 2010.

(5)	This stock option vested at the rate of 1/48th on February 1, 2008 and then monthly thereafter, such that all of the shares will be fully vested as of January 1, 2012. However, in connection with his resignation as an executive of Trubion on November 16, 2009, the vesting of the option granted to Dr. Thompson was accelerated such that 63,750 shares vested on November 16, 2009, 22,500 shares vest monthly and will be fully vested on November 16, 2010 and 3,750 shares vest on November 17, 2010.

(6)	This stock option vests at the rate of 1/48th on February 1, 2009 and then monthly thereafter, such that all of the shares will be fully vested as of January 1, 2013. However, in connection with his resignation as an executive of Trubion on November 16, 2009, the vesting of the option granted to Dr. Thompson was accelerated such that 52,221 shares vested on November 16, 2009, 33,333 shares vest monthly and will be fully vested on November 16, 2010 and 34,446 shares vest on November 17, 2010.

(7)	This stock option vests at the rate of 25% on January 25, 2007, and then 1/48th monthly thereafter, such that all of the shares will be fully vested as of January 25, 2010.

(8)	This stock option vested 100% on May 25, 2008.

(9)	This stock option vested 100% on May 19, 2009.

(10)	This stock option will be 100% vested on May 27, 2010.

(11)	This stock option vests at the rate of 1/36th on December 16, 2009 and then monthly thereafter, such that all of the shares will be fully vested as of November 16, 2012.

(12)	This stock option vests at the rate of 25% on February 6, 2007, and then 1/48th monthly thereafter, such that all of the shares will be fully vested as of February 6, 2010.

(13)	This stock option vests at the rate of 1/36th on September 27, 2009 and then monthly thereafter, such that all of the shares will be fully vested as of August 27, 2012.

(14)	This stock option vests at the rate of 25% on May 1, 2008, and then 1/48th monthly thereafter, such that all of the shares will be fully vested as of May 1, 2011.

(15)	This stock option vests at the rate of 25% on June 26, 2008, and then 1/48th monthly thereafter, such that all of the shares will be fully vested as of June 26, 2011.

(16)	This stock option vested at the rate of 25% on November 15, 2003, and then 1/48th monthly thereafter, such that all of the shares were fully vested on November 15, 2006.

(17)	This stock option vested at the rate of 1/12th on February 1, 2005 and then monthly thereafter, such that all of the shares were fully vested on January 1, 2006.

(18)	This stock option vests at the rate of 25% on August 29, 2009, and then 1/48th monthly thereafter, such that all of the shares will be fully vested as of August 29, 2012.

2009 Option Exercises

The following table sets forth, for each of the named executive officers, information concerning each exercise of stock options during the year ended December 31, 2009:

Option Awards
Number of Shares
	Acquired	Value Realized
Name and Principal Position	on Exercise (#)	on Exercise($)

Peter A. Thompson	126,387	$245,950
Steven Gillis	—	—
Michelle G. Burris	—	—
John A. Bencich	—	—
Kathleen M. Deeley	—	—
Kendall M. Mohler	—	—
Scott C. Stromatt	—	—

Potential Payments on Severance and Change in Control

The following table sets forth potential payments on involuntary termination or change in control to each named executive officer:

					Involuntary Termination in Connection
	Involuntary Termination(1)				with Change in Control
		Estimated				Estimated
		value of				value of
		continued				continued
		health care				health care	Estimated
		benefits and	Estimated value			benefits and	value of
	Cash	outplacement	of accelerated		Cash	outplacement	accelerated
	payments	assistance	options		payments	assistance	options
Name and Principal Position	($)(2)	($)	($)(3)	Total($)	($)(2)	($)	($)(3)	Total($)

Peter A. Thompson(4)	$416,000	$17,192	$—	$433,192	$624,000	$25,789	$—	$649,789
Michelle G. Burris	335,000	19,014	54,601	408,615	418,750	23,767	158,727	601,244
John A. Bencich(5)	205,500	10,774	8,820	225,094	258,000	14,365	27,196	299,561
Kathleen M. Deeley	260,151	14,643	54,601	329,395	325,189	18,303	158,727	502,219
Kendall M. Mohler	276,000	19,076	54,601	349,677	345,000	23,845	158,727	527,572
Scott C. Stromatt	315,000	19,136	39,826	373,962	393,750	23,920	112,989	530,659

(1)	Does not include involuntary termination in connection with a change in control of Trubion.

(2)	All references to base salary and annual non-equity incentive compensation refer to the amounts described under the caption “Severance and Change in Control Arrangements” below.

(3)	Calculated based on the closing market price of our common stock on December 31, 2009.

(4)	Dr. Thompson resigned as Trubion’s president and chief executive officer effective November 16, 2009. For purposes of this table, the values in each column are calculated as if Dr. Thompson had been serving as Trubion’s president and chief executive officer as of December 31, 2009.

(5)	Amounts in the “Cash Payments” columns include sums payable to Mr. Bencich under his tuition payment agreement. The terms of this agreement are described in “Severance and Change in Control Arrangements” below.

Severance and Change in Control Arrangements

The compensation committee views severance and change in control protections as a necessary component of a competitive executive compensation program. Comparative data analysis and recommendations were provided by Radford. Through review of this data and discussion, the Board determined that a competitive market approach would best position us to attract and retain top talent. The compensation committee further believes that change in control protections provide critical motivation for executives to continue to fulfill Trubion’s objectives during and following a change in control. Based on prevalent market and peer practices, Trubion has adopted a double trigger requirement for severance payouts and acceleration of equity awards. In order to receive payments in connection with a change in control transaction, an executive’s employment must terminate.

Thompson Agreement.  Pursuant to the terms of his employment agreement, Dr. Thompson was an at-will employee with an annual base salary of not less than $416,000. In addition, Dr. Thompson was eligible to receive annual cash incentive compensation if certain milestones, to be established by the Board or the compensation committee, were achieved, and to participate in Trubion’s equity compensation plans, in each case as determined by the Board or compensation committee. If Dr. Thompson’s employment had been terminated without cause or he resigned for good reason, he would have been entitled to receive a lump-sum severance payment equal to 12 months of his base salary, reimbursement of COBRA premiums for up to 12 months and immediate vesting of that number of shares of his unvested options and other then-outstanding equity awards that would have vested if he had continued to be employed by Trubion for 12 additional months following the termination date.

If Dr. Thompson’s employment had been terminated without cause or if he had resigned for good reason, either within the period beginning three months before and ending 12 months after a change in control or if his termination had been required in the merger or other agreement relating to the change in control or were at the request of the other party or parties to the transaction, Dr. Thompson’s unvested options and other then-outstanding equity awards would have been immediately vested and he would have been entitled to receive a lump-sum severance payment equal to 18 months of his base salary and reimbursement of COBRA premiums for up to 18 months.

In connection with his resignation as an executive officer of Trubion effective November 16, 2009, Trubion and Dr. Thompson entered into a separation and consulting agreement and release, or the separation agreement, which superseded in all respects the terms of Dr. Thompson’s employment agreement. Under the separation agreement, Dr. Thompson was entitled to (i) one year of base pay, which totals $416,000, which was paid on the first payroll date in January 2010, (ii) a lump-sum payment of $28,268, for accrued but unused vacation pay and (iii) reimbursement of COBRA premium payments, should Dr. Thompson elect to continue his health benefits, for a period lasting until the earlier of November 16, 2010 or such time as he obtains other health insurance. In addition, Dr. Thompson agreed to provide Trubion with consulting services, not to exceed 20 hours per month, until November 16, 2010. Dr. Thompson will receive $25,000 per month in consideration for these services.

Gillis Agreement.  Trubion does not have an employment agreement with Dr. Gillis. In connection with the appointment of Dr. Gillis as executive chairman and acting president of Trubion and chairman of the Board, the compensation committee recommended and the Board approved monthly cash compensation of $12,500 and the grant of a stock option award to purchase 90,000 shares of common stock, on terms set forth in the “2009 Grant of Plan-Based Awards” table on page 27.

Burris, Deeley, Mohler and Stromatt Agreements.  Pursuant to the terms of their respective employment agreements, Ms. Burris, Ms. Deeley, Dr. Mohler and Dr. Stromatt are at-will employees with annual base salaries of not less than $335,000, $260,151, $276,000, and $315,000 respectively.

In addition, each of these executives is eligible to receive annual cash incentive compensation if certain milestones, to be established by the Board or the compensation committee, are achieved and to participate in Trubion’s equity compensation plans, in each case as determined by the Board or the compensation committee. If the employment of any of these executives is terminated without cause or if he or she resigns for good reason, the executive will be entitled to receive a lump-sum severance payment equal to 12 months of the executive’s base salary, reimbursement of COBRA premiums for up to 12 months and immediate vesting of that number of shares of unvested options and other then-outstanding equity awards that would have vested if the executive had continued to be employed by Trubion for 12 additional months following the termination date.

If the employment of any of these executives is terminated without cause or if he or she resigns for good reason, either within the period beginning three months before and ending 12 months after a change in control or if the executive’s termination is required in the merger or other agreement relating to the change in control or is at the request of the other party or parties to the transaction, the executive’s unvested options and other then-outstanding equity awards shall be immediately vested and the executive will be entitled to receive a lump-sum severance payment equal to 15 months of his or her base salary and reimbursement of COBRA premiums for up to 15 months.

Bencich Agreement.  Pursuant to the terms of his employment agreement, Mr. Bencich is an at-will employee with an annual base salary of not less than $210,000. In addition, Mr. Bencich is eligible to receive annual cash incentive compensation if certain milestones, to be established by the Board or the compensation committee, are achieved, and to participate in Trubion’s equity compensation plans, in each case as determined by the Board or the compensation committee. If Mr. Bencich’s employment is terminated without cause or if he resigns for good reason, Mr. Bencich will be entitled to receive a lump-sum severance payment equal to nine months of his base salary, reimbursement of COBRA premiums for up to nine months and immediate vesting of that number of shares of his unvested options and other then-outstanding equity awards that would have vested if he had continued to be employed by Trubion for nine additional months following the termination date.

If Mr. Bencich’ employment is terminated without cause or if he resigns for good reason, either within the period beginning three months before and ending 12 months after a change in control or if his termination is required in the merger or other agreement relating to the change in control or is at the request of the other party or parties to the transaction, Mr. Bencich’s unvested options and then-outstanding equity awards shall be immediately vested and he will be entitled to receive a lump-sum severance payment equal to 12 months of his base salary and reimbursement of COBRA premiums for up to 12 months.

In October 2009, Mr. Bencich and Trubion entered into an agreement pursuant to which Trubion has agreed to pay Mr. Bencich’s MBA tuition in 2010. Under the agreement, Trubion has agreed to pay Seattle University four quarterly payments of $12,000 in 2010 on behalf of Mr. Bencich, or a total of $48,000, subject to certain customary repayment terms. In the event that Mr. Bencich were involuntarily terminated for reasons other than poor performance, misconduct, insubordination or other reasons caused by his misconduct or actions, all repayment obligations of Mr. Bencich under the agreement would be waived as of the date of involuntary termination. In the event of a change of control of Trubion, as defined in Mr. Bencich’s employment agreement, the tuition payment obligations under this agreement would remain in effect and all repayment obligations of Mr. Bencich under the agreement would be waived.

Under the employment agreements, events constituting cause for termination include the executive’s failure to follow the directions of the Board, conviction of a felony that materially harms Trubion, acts of fraud, dishonesty or misappropriation, misconduct in the performance of the executive’s material duties or a material breach by the executive of the employment agreement. In addition, good reason for resignation includes a material reduction or diminution of executive’s duties or responsibilities, material reduction in the executive’s base salary, material breach of the employment agreement by Trubion or a requirement by Trubion that the executive relocate more than 40 miles from our current location in Seattle. In addition to the foregoing, Dr. Thompson’s employment agreement provided that he may also have terminated his employment for good reason upon a material reduction in his benefits or upon the failure of any successor of Trubion to expressly assume in writing Trubion’s obligations under Dr. Thompson’s employment agreement.

The employment agreements define change in control to mean a merger with or into another corporation resulting in a change in the majority ownership of the combined voting power of the surviving entity’s securities, a sale of all or substantially all of our assets, certain changes in the majority composition of the Board or a transaction through which any person or entity becomes the beneficial owner of securities representing 35% of the total voting power of our outstanding voting securities.

To obtain the severance payments and acceleration of equity awards described above, an executive would be required to execute our standard form of release of claims containing, among other things, a full release of claims. The employment agreements also include requirements that the executives not compete with Trubion or solicit its employees for one year from the date of termination. In addition, the employment agreements include repayment provisions that authorize Trubion to require an executive to reimburse Trubion for specified bonus, incentive or equity-based compensation in connection with an accounting restatement in certain circumstances.

In addition to the acceleration of the vesting of equity awards provided in the employment agreements, our equity incentive plans provide for acceleration in connection with change in control in certain circumstances. Our 2002 Stock Plan provides that the vesting of any unvested options or stock awards not assumed or substituted by an acquiring or successor corporation in connection with a change in control will accelerate. Our 2006 Equity Incentive Plan also provides that the vesting of any unvested options or stock awards not assumed or substituted by an acquiring or successor corporation in connection with a change in control will accelerate, unless otherwise determined by the administrator of the plan. For purposes of these plans, a change in control occurs upon the sale by Trubion of all or substantially all of its assets, a merger of Trubion with another corporation resulting in a change in ownership of Trubion or the acquisition by a person or entity of beneficial ownership of 50% or more of our outstanding voting securities. Under our 2006 Equity Incentive Plan only, certain changes in the majority composition of the Board within a two-year period are also deemed to be a change in control.

Transactions With Related Persons

Our Code of Business Conduct and Ethics requires each director, employee, officer and contractor of Trubion to disclose any significant interest in any related-person transaction, and that interest must be approved in writing by our legal department. If it is determined that the transaction is required to be reported under SEC rules, then the transaction will be subject to the review and approval of the audit committee of the Board. A copy of our Code of Business Conduct and Ethics is available on our website at http://investors.trubion.com/documents.cfm.

The charter of the audit committee affirms the audit committee’s responsibility for the review and approval of related-person transactions. We annually require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related-person transactions as such term is defined by SEC rules and regulations. These procedures are intended to determine whether any such related-person transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

Employment Agreements

We are party to employment agreements with certain executive officers that provide for the payment of annual base salary and annual incentive compensation as described in the section entitled “Severance and Change in Control Arrangements” on page 30. In addition, we are a party to an employment arrangement with Dr. Gillis that provides for the payment of monthly cash compensation and the grant of a stock option award as described in the section entitled “Severance and Change in Control Arrangements” on page 30.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and officers. The form of agreement provides that we will indemnify each of our directors and officers against any and all expenses incurred by that director or officer because of his or her status as one of our directors or officers to the fullest extent permitted by Delaware law, our amended and restated certificate of incorporation and our bylaws. In addition, the form of indemnification agreement provides that, to the fullest extent permitted by Delaware law, we will advance all expenses incurred by our directors and officers in connection with a legal proceeding.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such officers, directors, and 10% stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms we received, during the 2009 fiscal year, all Section 16(a) filing requirements applicable to our officers, directors, and 10% stockholders were satisfied.

Voting Securities and Principal Holders

The following table sets forth the beneficial ownership of our common stock as of March 31, 2010 by:

•	all persons known to us, based on statements filed by such persons pursuant to Section 13(d) or 13(g) of the Exchange Act, to be the beneficial owners of more than 5% of our common stock and based on the records of BNY Mellon Shareowner Services, our transfer agent;

•	each director;

•	each of the executive officers named in the “2009 Summary Compensation Table”; and

•	all current directors and executive officers as a group.

Except as otherwise noted, and subject to applicable community property laws, the persons named in this table have, to our knowledge, sole voting and investing power for all of the shares of common stock held by them.

This table lists applicable percentage ownership based on 20,401,800 shares of common stock outstanding as of March 31, 2010. Options to purchase shares of our common stock that are exercisable within 60 days of March 31, 2010 are deemed to be beneficially owned by the persons holding these options for the purpose of computing the number of shares owned by, and percentage ownership of, that person, but are not treated as outstanding for the purpose of computing any other person’s number of shares owned or ownership percentage.

Unless otherwise indicated, the address for each stockholder on this table is c/o Trubion Pharmaceuticals, Inc., 2401 4th Avenue, Suite 1050, Seattle, WA, 98121.

	Shares Beneficially Owned
	Exercisable Stock	Number of Shares	Percent of
Name of Beneficial Owner	Options(1)	Beneficially Owned(2)	Class

5% Stockholders:
Entities affiliated with ARCH Venture Partners(3)	—	2,357,046	11.6%
Entities affiliated with Frazier Healthcare Ventures(4)	—	2,237,940	11.0%
Entities affiliated with OBP Management IV L.P.(5)	—	2,197,300	10.8%
Entities affiliated with Venrock(6)	—	1,857,632	9.1%
Entities affiliated with Prospect Venture Partners(7)	—	1,857,631	9.1%
Entities affiliated with FMR LLC(8)	—	1,076,300	5.3%
Entities affiliated with First Eagle Investment Management, LLC(9)	—	1,767,759	8.7%
Entities affiliated with Facet Biotech Corporation(10)	—	2,243,649	11.0%
Directors and Executive Officers:
Peter A. Thompson	430,271	816,690	3.9%
Steven Gillis, Ph.D.(11)	59,135	2,416,181	11.8%
Michelle G. Burris	133,605	133,605	*
Kathleen M. Deeley	82,952	82,952	*
Kendall M. Mohler, Ph.D.	213,483	353,689	1.7%
Scott C. Stromatt, M.D.	39,895	39,895	*
John A. Bencich	18,425	18,425	*
Lee T. Brettman, M.D., FACP	27,757	43,704	*
Patrick J. Heron(12)	27,500	2,265,440	11.1%
Anders D. Hove, M.D.(13)	27,500	1,885,132	9.2%
David A. Mann	34,135	47,070	*
Samuel R. Saks, M.D.	34,135	34,135	*
David Schnell, M.D.(14)	27,500	1,885,131	9.2%
All directors and executive officers as a group (12 persons)	726,022	9,205,359	43.6%

*	Less than one percent.

(1)	This column lists the number of shares of our common stock that the officers and directors have a right to acquire within 60 days of March 31, 2010 through the exercise of stock options.

(2)	This column consists of outstanding shares owned plus the options set forth in the previous column.

(3)	Based on information of beneficial ownership as of December 31, 2007 included in a Schedule 13G/A filed with the SEC on February 11, 2008. Each of ARCH Venture Fund V, L.P., ARCH V Entrepreneurs Fund, L.P., Healthcare Focus Fund, L.P., ARCH Venture Partners, V, L.P., ARCH Venture Partners V, LLC, Steven Lazarus, Keith Crandell, Robert Nelsen, and Clinton Bybee reports shared voting and dispositive power over the shares beneficially owned by affiliated entities of ARCH Venture Partners. The address of all filing persons is 8725 W. Higgins Road, Suite 290, Chicago, IL 60631.

(4)	Based on information of beneficial ownership as of December 31, 2007 included in a Schedule 13G filed with the SEC on February 14, 2007. Each of FHM III, LLC, Frazier Healthcare III, LP and Patrick Heron, one of our directors, reports shared voting and dispositive power over the 592,504 shares beneficially owned by Frazier Healthcare III, LP; each of FHM III, LLC, Frazier Affiliates III, LP and Patrick Heron reports shared voting and dispositive power over the 4,458 shares held by Frazier Affiliates III, LP; each of FHM IV, LP, Frazier Healthcare IV, LP and Patrick Heron reports sole voting and dispositive power over the 1,632,687 shares beneficially owned by Frazier Healthcare IV, LP; and each of FHM IV, LP, Frazier Affiliates IV, LP and Patrick Heron reports shared and voting dispositive power over the 8,291 shares held by Frazier Affiliates IV, LP. Patrick Heron disclaims beneficial ownership of these securities, except to the extent of his pecuniary interest therein. The address of all filing persons is 601 Union Street, Suite 3200, Seattle, WA 98101.

(5)	Based on information of beneficial ownership as of December 31, 2007 included in a Schedule 13G/A filed with the SEC on February 12, 2008. OBP Management IV L.P. is the sole general partner of Oxford Bioscience Partners IV L.P. and mRNA Fund II L.P., and each of Oxford Bioscience Partners IV L.P., mRNA Fund II L.P., OBP Management IV L.P. and the general partners of OBP Management IV L.P., (Jeffrey T. Barnes, Jonathan J. Fleming, Michael E. Lytton and Alan G. Walton), reports shared voting and dispositive power over the shares beneficially owned by the affiliated entities of OBP Management IV L.P. The address of all filing persons is 222 Berkeley Street, Suite 1650, Boston, MA 02116.

(6)	Based on information of beneficial ownership as of December 31, 2006 included in a Schedule 13G/A filed with the SEC on February 14, 2007. Venrock Associates IV, L.P. beneficially owns 1,512,111 shares, Venrock Partners, L.P. beneficially owns 308,367 shares, and Venrock Entrepreneurs Fund IV, L.P. beneficially owns 37,154 shares, and each of the Venrock affiliated funds reports shared voting and dispositive power over the shares beneficially held by the affiliated entities of Venrock. The address of all filing persons is 530 Fifth Avenue, 22nd Floor, New York, NY 10036.

(7)	Based on information of beneficial ownership as of December 31, 2007 included in a Schedule 13G/A filed with the SEC on February 13, 2008. Prospect Management Co. II, L.L.C. serves as the general partner of Prospect Venture Partners II, L.P. and Prospect Associates II, L.P., and each of the managing members of Prospect Management Co. II share voting and dispositive power over the shares beneficially held by the affiliated entities of Prospect Venture Partners. The address of all filing persons is 435 Tasso Street, Suite 200, Palo Alto, CA 94301.

(8)	Based on information of beneficial ownership as of December 31, 2008 included in a Schedule 13G/A filed with the SEC on February 16, 2010. Edward C. Johnson 3d and FMR LLC, through its control of its wholly-owned subsidiary Fidelity Management & Research Company, or Fidelity, each report sole dispositive power over the 1,076,300 shares owned by Fidelity. Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the power to vote or direct the voting of the shares owned directly by the Fidelity funds, which power resides with the funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the funds’ Boards of Trustees. The address of all filing persons is 82 Devonshire Street, Boston, MA 02109.

(9)	Based on information of beneficial ownership as of December 31, 2009 included in a Schedule 13G filed with the SEC on January 7, 2010. The address of the filing person is 1345 Avenue of the Americas, New York, NY 10105.

(10)	Based on information of beneficial ownership as of September 1, 2009 included in a Schedule 13G filed with the SEC on September 9, 2009. The address of the filing person is 1500 Seaport Blvd., Redwood City, CA 94063.

(11)	Includes 2,357,046 shares of common stock held by entities affiliated with ARCH Venture Partners. Dr. Gillis is an employee of ARCH Venture Corporation, a service provider to ARCH Venture Fund V, L.P., ARCH V Entrepreneurs Fund, L.P. and Healthcare Focus Fund, L.P., each of which is a stockholder. Dr. Gillis disclaims beneficial ownership of shares owned by these entities, except to the extent of his proportionate partnership interest in ARCH Venture Fund V, L.P.

(12)	Includes 2,237,940 shares of common stock held by entities affiliated with Frazier Healthcare Ventures. Mr. Heron is a partner of FHM IV, LP, the general partner of Frazier Healthcare IV, L.P. and Frazier Affiliates IV, L.P., and an affiliate of FHM III, LLC, the general partner of Frazier Healthcare III, L.P. and Frazier Affiliates III, L.P.; however, he disclaims beneficial ownership of these shares except to the extent of his proportionate partnership interest therein.

(13)	Includes 1,857,632 shares of common stock held by entities affiliated with Venrock. Dr. Hove is a partner of Venrock; however, he disclaims beneficial ownership of these shares except to the extent of his proportionate partnership interest therein.

(14)	Includes 1,857,631 shares of common stock held by entities affiliated with Prospect Venture Partners. Dr. Schnell is a managing member of Prospect Management Co. II, LLC, the general partner of these Prospect funds; however, he disclaims beneficial ownership of these shares except to the extent of his proportionate partnership interest therein.

PROPOSAL I

ELECTION OF DIRECTORS

As of the date of this proxy statement, our Board is composed of seven directors. Our Board is divided into three classes, with the term of office of one class expiring each year, with two directors in Class I and Class III and three directors in Class II. The terms of office of our Class I directors, Steven Gillis, Ph.D. and Patrick Heron, will expire at the Annual Meeting. The terms of office of our Class II directors, David A. Mann, Samuel R. Saks, M.D. and David Schnell, M.D., will expire at the 2011 annual meeting of stockholders. The terms of office of our Class III directors, Lee R. Brettman, M.D., FACP and Anders D. Hove, M.D., will expire at the 2012 annual meeting of stockholders. At the Annual Meeting, stockholders will elect two Class I directors, each for a term of three years.

Nominees for Class I Directors

The following sets forth information concerning the nominees for election as directors at the Annual Meeting, including information as to each nominee’s age and business experience as of the Record Date.

Name of Nominee	Age	Position/Principal Occupation During Past Five Years

Steven Gillis, Ph.D.	56	Steven Gillis, Ph.D., has served as a member of the Board since January 2006 and as lead director from February 2, 2009 until November 16, 2009. On November 16, 2009, Dr. Gillis was appointed as the executive chairman and acting president of Trubion and chairman of the Board.

		Since 2005, Dr. Gillis has been a managing director with ARCH Venture Partners, a venture capital firm. From 1994 to 2005, Dr. Gillis served as chief executive officer and chairman of the board of directors of Corixa Corporation, a biotechnology company, which he co-founded in 1994. Prior to 1994, Dr. Gillis served as executive vice president of research and development, and then as chief executive officer and chairman of the board of directors, of Immunex Corporation, a biopharmaceutical company, which he co-founded. Dr. Gillis serves on the board of directors of several privately held companies. Dr. Gillis received a Ph.D. from Dartmouth College and a B.A. from Williams College.

Patrick J. Heron	39	Patrick J. Heron has served as a member of the Board since November 2002.

		Mr. Heron is a general partner with Frazier Healthcare Ventures, a venture capital firm, which he joined in 1999. Mr. Heron received an M.B.A. from Harvard Business School and a B.A. from the University of North Carolina at Chapel Hill.

Your Board Recommends that Stockholders
Vote FOR Both of the Nominees Listed Above.

PROPOSAL II

RATIFICATION OF APPOINTMENT OF
THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of the Board has appointed, subject to ratification by our stockholders, Ernst & Young LLP as Trubion’s independent registered public accounting firm to audit our books, records and accounts for the current fiscal year ending December 31, 2010. Ernst & Young LLP has audited our financial statements beginning with the year ended December 31, 2003.

Your Board Recommends that Stockholders
Vote FOR the Ratification of Appointment of Ernst & Young LLP as Trubion’s
Independent Registered Public Accounting Firm (Independent Auditors).

Other Matters

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth as of December 31, 2009 certain information regarding our equity compensation plans.

Equity Compensation Plan Information

	A	B	C
Number of securities
	Number of securities to	Weighted-average	remaining available for
	be issued upon	exercise price of	future issuance under
	exercise	outstanding	equity compensation plans
	of outstanding options,	options, warrants,	(excluding securities
Plan category	warrants, and rights	and rights	reflected in Column A)

Equity compensation plans approved by security holders	2,654,035	$5.75	1,501,959
Equity compensation plans not approved by security holders	—	—
Total	2,654,035	$5.75	1,501,959

Stockholder Proposals for the 2011 Annual Meeting of Stockholders

We anticipate holding our 2011 annual meeting of stockholders on or about May 25, 2011. In order to be included in the proxy materials for our 2011 annual meeting of stockholders, stockholders’ proposed resolutions must be received at our principal executive offices by the close of business not less than 120 calendar days before the one-year anniversary of the date on which we first mailed our proxy statement to stockholders in connection with the 2010 Annual Meeting. This means the proposed resolution must be received at our principal executive offices no later than December 22, 2010 in order to be included in the proxy materials for our 2011 annual meeting of stockholders.

Stockholder proposals for our 2011 annual meeting of stockholders, intended for presentation directly at such meeting, shall be delivered to our corporate secretary no later than 120 calendar days before the one-year anniversary of the previous year’s annual meeting of stockholders. This means the proposed resolutions must be received at our principal executive offices no later than January 26, 2011 in order to be presented at our 2011 annual meeting of stockholders.

In addition, notice of any stockholder proposals must be given in accordance with our bylaws and all other applicable requirements, including the rules and regulations of the SEC. All proposals must comply with the requirements of the Exchange Act. If a stockholder fails to give notice of a stockholder proposal as required by our bylaws or other applicable requirements, then the proposal will not be included in the proxy statement for the 2011 annual meeting of stockholders, if applicable, and the stockholder will not be permitted to present the proposal to our stockholders for a vote at our 2011 annual meeting of stockholders.

Other Business

The Board is not aware of any other matters to be presented at the Annual Meeting. If, however, any other matter should properly come before the Annual Meeting, the enclosed proxy card confers discretionary authority with respect to such matter.

By order of the board of directors,

Kathleen M. Deeley
Secretary

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING.
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone voting are available through 11:59 PM Eastern Time the day prior to the meeting date.

TRUBION
PHARMACEUTICALS, INC.

69360

INTERNET
http://www.proxyvoting.com/trbn
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR

TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

▼ FOLD AND DETACH HERE ▼

						Please mark		☒
your votes as
indicated in
this example

		FOR	WITHHOLD	*EXCEPTIONS		FOR	AGAINST	ABSTAIN
		ALL	FOR ALL
1.
Election of Class I Directors. A proposal to elect as directors the persons listed below to serve until the Annual Meeting of Stockholders in the year 2013 or until their successors are duly elected and qualified.
		☐	☐	☐	2. Ratification of appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the year 2010.	☐	☐	☐

Nominees:
01 Steven Gillis, Ph.D.
02 Patrick J. Heron

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)
Management knows of no other matters that may properly be, or that are likely to be, presented at the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, this proxy will be voted in accordance with the recommendations of management.

*Exceptions	I (WE)	WILL	ATTEND THE
	WILL	NOT	MEETING

IN PERSON
	☐	☐

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders for the May 26, 2010 Annual Meeting, and the accompanying documents forwarded therewith, and ratifies all lawful action taken by the above-named attorneys and proxies.

PLEASE RETURN IMMEDIATELY
Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

You can now access your Trubion Pharmaceuticals, Inc. account online.
Access your Trubion Pharmaceuticals, Inc. account online via Investor ServiceDirect® (ISD).
BNY Mellon Shareowner Services, the transfer agent for Trubion Pharmaceuticals, Inc., now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends

• View certificate history	• Make address changes

• View book-entry information	• Obtain a duplicate 1099 tax form
Visit us on the web at http://www.bnymellon.com/shareowner/isd
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time
Investor ServiceDirect®
Available 24 hours per day, 7 days per week
TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement and the 2009 Annual Report to Shareholders are available at: http://bnymellon.mobular.net/bnymellon/trbn
▼   FOLD AND DETACH HERE   ▼
TRUBION PHARMACEUTICALS, INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 26, 2010
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned stockholder of TRUBION PHARMACEUTICALS, INC., or Trubion, hereby nominates, constitutes and appoints Steven Gillis, Ph.D. and Michelle G. Burris, and each of them (with full power to act alone), the true and lawful attorneys and proxies, each with full power of substitution, for me and in my name, place and stead, to act and vote all the common stock of Trubion standing in my name and on its books on March 31, 2010 at the Annual Meeting of Stockholders to be held on the first floor of Trubion’s corporate offices at 2401 4th Avenue, Suite 1050, Seattle, Washington on May 26, 2010 at 9:30 a.m., local time, and at any adjournment or postponement thereof, with all the powers the undersigned would possess if personally present.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS. THE BOARD ALSO RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2010. THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE DIRECTORS SET FORTH ON THE REVERSE AND “FOR” PROPOSAL 2.

Address Change/Comments	BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
(Mark the corresponding box on the reverse side)	SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)

69360